Exhibit 10.1

REIT INTEREST AND PARTNERSHIP INTEREST PURCHASE AGREEMENT
among
VERIS RESIDENTIAL, L.P.
VERIS RESIDENTIAL TRUST, AS GENERAL PARTNER
ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C., ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C., ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C, AND ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A., L.L.C., AS THE REIT OWNERS
and
RPIIA-RLB, L.L.C., AS THE ROCKPOINT CLASS B PREFERRED HOLDER
Dated as of July 25, 2023

SECTION 8.15. Section Headings	29
SECTION 8.16. Counterparts	29
SECTION 8.17. Construction	29
SECTION 8.18. Waiver of Jury Trial	29

Exhibits
Exhibit A        -    Form of REIT Interest Assignment Agreement
Exhibit B        -    Form of Class B Unit Assignment Agreement
Exhibit C        -    Form of Indemnity Agreement
Exhibit D        -     Partnership REIT Requirements Opinion
Exhibit E        -    Rockpoint REIT Opinion

Schedules
Schedule 1        -    REIT Purchase Price Allocations
Schedule 2        -    Rockpoint Wiring Instructions
Schedule 2.1(e)(i)    -    Title to Interests; No Operations; Capitalization
Schedule 2.1(e)(iii)    -    Equity Interests
Schedule 2.1(e)(vi)    -    Rockpoint REITs and Rockpoint Class A Preferred Holder
Subsidiaries
Schedule 2.1(e)(vii)    -    REIT Distributions
Schedule 2.1(f)(iii)    -    Tax Representations
Schedule 3        -    Rockpoint Knowledge Party

    ii

REIT INTEREST AND PARTNERSHIP INTEREST PURCHASE AGREEMENT
This REIT INTEREST AND PARTNERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of July 25, 2023 by and among (i) VERIS RESIDENTIAL, L.P., a Delaware limited partnership (“VRLP”), (ii) VERIS RESIDENTIAL TRUST (f/k/a Roseland Residential Trust), a Maryland real estate investment trust (the “General Partner”), (iii) ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C., a Delaware limited liability company, ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C., a Delaware limited liability company, ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C, a Delaware limited liability company, and ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A, L.L.C., a Delaware limited liability company (collectively, the “REIT Owners”), (iv) RPIIA-RLB, L.L.C., a Delaware limited liability company (the “Rockpoint Class B Preferred Holder”; and together with the REIT Owners, “Rockpoint”; with each of VRLP, the General Partner and Rockpoint a “Party”, and collectively, the “Parties”), and (v) solely for purposes of acknowledging its obligations under Sections 2.2, 4.1(b) and 7.1, VERIS RESIDENTIAL PARTNERS, L.P. (F/K/A ROSELAND RESIDENTIAL, L.P.), a Delaware limited partnership (the “Partnership”).
BACKGROUND
A.(i) The General Partner, (ii) the Rockpoint Class B Preferred Holder and (iii) RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company (“Rockpoint Class A Preferred Holder”), are partners in the Partnership, pursuant to the terms of that certain Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 28, 2019 (the “Partnership Agreement”). All initial capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement.
B.The Rockpoint Class A Preferred Holder is owned directly or indirectly by RPIIA-RLA, L.L.C., (“REIT I”), Rockpoint Growth and Income Upper REIT II-A, L.L.C. (“REIT II”), RPIIA-RLA Upsize, L.L.C. (“REIT III”), and Rockpoint Growth and Income Upper REIT Upsize II-A, L.L.C., each a Delaware limited liability company (“REIT IV”; and collectively with REIT I, REIT II, REIT III, the “Rockpoint REITs”; and, together with Rockpoint Class A Preferred Holder, the “Target Companies”, and each, a “Target Company”).
C.The REIT Owners, directly and indirectly, own one hundred percent (100%) of the outstanding common Equity Interests (as defined below) of the Rockpoint REITs, and the Rockpoint REITs collectively own, indirectly through the Rockpoint Class A Preferred Holder, 397,000 Class A Preferred Partnership Units of the Partnership (the “Class A Units”).
D.The Rockpoint Class B Preferred Holder owns 3,000 Class B Preferred Partnership Units of the Partnership (the “Class B Units”).
E.VRLP has agreed to purchase from the REIT Owners, and the REIT Owners have agreed to sell to VRLP, one hundred percent (100%) of the outstanding common Equity Interests in the Rockpoint REITs (with the sole exception of those common Equity Interests in REIT I owned directly by REIT II and those common Equity Interests in REIT III owned by REIT IV) (such interests to be sold pursuant to the terms hereof, the “REIT Interests”) for the REIT Purchase Price (as defined below), and the General Partner has agreed to purchase from the Rockpoint Class B Preferred Holder, and the Rockpoint Class B Preferred Holder has agreed to sell to the General Partner, the Class B Units for the Class B Unit Purchase Price (as defined below), in each case on the terms and conditions set forth in this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
PURCHASE AND CLOSING
SECTION 1.1.Purchase of REIT Interests and Class B Units.
(a)On the Closing Date (as defined below), pursuant to the terms and subject to the conditions set forth in this Agreement, (i) VRLP shall pay to the REIT Owners cash in an amount equal to the REIT Purchase Price in exchange for the REIT Interests, and (ii) the REIT Owners shall sell, convey, transfer and deliver to VRLP all of the REIT Interests, free and clear of all liens, encumbrances, pledges, security interests or charges of any kind or nature whatsoever (“Encumbrances”) (other than the obligations and restrictions set forth in the Organizational Documents (as defined below) of the Rockpoint REITs).
(b)On the Closing Date, pursuant to the terms and subject to the conditions set forth in this Agreement, (i) the General Partner shall pay to the Rockpoint Class B Preferred Holder cash in an amount equal to the Class B Unit Purchase Price in exchange for all of the Class B Units and (ii) the Rockpoint Class B Preferred Holder shall sell, convey, transfer and deliver to the General Partner all of the Class B Units free and clear of all Encumbrances (other than the obligations and restrictions set forth in the Organizational Documents of the Partnership).
SECTION 1.2.Consideration.
(a)The amount to be paid by VRLP to the REIT Owners for the acquisition of the REIT Interests shall be equal to $510,800,000 (the “REIT Purchase Price”), and such REIT Purchase Price shall be allocated among the REIT Interests and each Rockpoint REIT as set forth on Schedule 1 attached hereto, and the amount to be paid by the General Partner to the Rockpoint Class B Preferred Holder for the purchase of the Class B Units shall be equal to $9,200,000 (the “Class B Unit Purchase Price”; and together with the REIT Purchase Price, the “Purchase Price”). The Purchase Price and the Accrued Return (as defined below) shall be paid to Rockpoint in cash at Closing, by wire transfer of immediately available funds to the applicable account designated by Rockpoint on Schedule 2 attached hereto (each, a “Rockpoint Account”).
(b)At the Closing, the General Partner shall cause the Partnership to make an additional payment to the applicable Rockpoint Account in an amount equal to the accrued and unpaid Rockpoint Class A Base Return for the month of July, 2023, which as of the Closing Date shall be $2,005,180.83 (the “Accrued Return”).
SECTION 1.3.The Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date. There shall be no requirement that the Parties physically attend the Closing, and, unless the Parties hereto mutually agree otherwise, all (i) Closing Documents to be delivered at the Closing shall be delivered to each other Party’s outside legal counsel, in escrow via PDF/e-mail or other electronic means, and (ii) funds to be delivered by VRLP, the General Partner and the Partnership at the Closing shall be sent to the applicable Rockpoint Account.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
SECTION 1.1.Rockpoint Representations and Warranties. The REIT Owners and the Rockpoint Class B Preferred Holder hereby each represent and warrant to VRLP and the General Partner as follows:
(a)Formation; Existence. Each REIT Owner and the Rockpoint Class B Preferred Holder is a limited liability company duly organized, validly existing and in good standing under the Delaware Limited Liability Company Act, as amended. Each Rockpoint REIT and the Rockpoint Class A Preferred Holder is a limited liability company duly organized, validly existing and in good standing under the Delaware Limited Liability Company Act, as amended.
(b)Power and Authority. Each REIT Owner and the Rockpoint Class B Preferred Holder has all necessary right, power and authority to enter into and deliver this Agreement and each Rockpoint Closing Document (as defined below), to perform its obligations hereunder and thereunder and to effectuate the sale of the REIT Interests and the Class B Units, as applicable. The consummation by each REIT Owner and the Rockpoint Class B Preferred Holder of the sale of the REIT Interests and the Class B Units, as applicable, have been have been duly authorized by all requisite actions on the part of each REIT Owner and the Rockpoint Class B Preferred Holder, as applicable. This Agreement and each Rockpoint Closing Document has been duly executed and delivered by each REIT Owner and the Rockpoint Class B Preferred Holder and constitutes a valid, legal and binding obligation thereof, enforceable against each REIT Owner and the Rockpoint Class B Preferred Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)Operating Agreements of the Rockpoint REITs and the Rockpoint Class A Preferred Holder. Rockpoint has delivered to VRLP true, correct and complete execution copies of the Organizational Documents of each Rockpoint REIT and the Class A Preferred Holder, which Organizational Documents are valid and in full force and effect. None of the Rockpoint REITs and the Rockpoint Class A Preferred Holder is in default or violation of its Organizational Documents in any material respect.
(d)Consents and Conflicts. The execution, delivery and performance by each REIT Owner and the Rockpoint Class B Preferred Holder of this Agreement and each Rockpoint Closing Document, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (1) result in a violation or breach of any provision of the limited partnership agreement, certificate of incorporation, bylaws, limited liability company agreement, certificate of formation, and/or any other formation, organizational, operating or governing document (in each case, as amended and/or restated, the “Organizational Documents”), as applicable, of any of the REIT Owners, the Rockpoint Class B Preferred Holder, any Rockpoint REIT or the Rockpoint Class A Preferred Holder; (2) result in a violation or breach of any provision of any law or governmental order applicable to any of the REIT Owners, the Rockpoint Class B Preferred Holder, any Rockpoint REIT or the Rockpoint Class A Preferred Holder; (3) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which any REIT Owners, the Rockpoint Class B Preferred Holder, any Rockpoint REIT or the Rockpoint Class A Preferred Holder is a party or to which its directly owned assets are subject; or (4) result in the creation upon the REIT Interests, the Class A Units or the Class B Units of any Encumbrances; except, solely in respect of the REIT Owners and the Rockpoint Class B Preferred Holder, in the cases of clause (3) or clause (2) above, where the violation, breach, conflict, default, acceleration or failure to give notice, obtain consent or take other action would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby, and except, in the case of clause (3) above, for any consents, notices or actions that have been or will be duly and timely obtained, given or taken as required. No consent, approval, permit, governmental order, declaration or filing with, or notice to any governmental authority is required by or with respect to the REIT Owners or the Rockpoint Class B Preferred Holder in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than any that have been or will be duly and timely obtained, received, made or filed as required.
(e)Title to Interests; No Operations; Capitalization.
(i)Each of the REIT Owners has exclusive legal title to, is the sole legal, record and equitable direct owner of, and has the unrestricted power, right and authority to sell, convey, transfer, assign and deliver its interest in the REIT Interests free and clear of all Encumbrances. Except for this Agreement, the Partnership Agreement and the Organizational Documents of the Rockpoint REITs, none of the REIT Owners is a party or subject to any agreement or understanding relating to the acquisition, disposition or voting or giving of written consents with respect to any of the REIT Interests or any matter relating thereto. Following the acquisition by VRLP of the REIT Interests as contemplated herein, VRLP shall have legal title to, and shall be the exclusive legal, record and equitable direct owner of, the REIT Interests free and clear of all Encumbrances (other than the obligations and restrictions set forth in the Organizational Documents of the Rockpoint REITs and any Encumbrances arising from acts of VRLP or any of its Affiliates). Except as set forth on Schedule 2.1(e)(i) or with respect to Taxes and excluding (x) Liabilities (as defined below) specifically allocated to be the responsibility of VRLP or the General Partner pursuant to this Agreement, (y) Liabilities and/or obligations that are the subject of any other representation or warranty in this Agreement, and (z) Liabilities and obligations under the Partnership Agreement, none of the Rockpoint REITs or the Rockpoint Class A Preferred Holder (A) has any outstanding indebtedness for borrowed money or other material Liabilities, or (B) has ever had, any employees, properties, contracts with obligations that have yet to be performed or satisfied or assets other than cash and cash equivalents, ownership of a membership interest in the Rockpoint Class A Preferred Holder, and in the case of REIT II and REIT IV, ownership of an interest in REIT I and REIT III, respectively and in the case of the Rockpoint Class A Preferred Holder, ownership of Class A Units (it being understood that any obligation to return or restore an amount pursuant to Section 9(d) of the Partnership Agreement shall not be a part of this representation and warranty). Neither any Rockpoint REIT nor the Rockpoint Class A Preferred Holder has ever conducted any business or operations other than forming and maintaining its existence, entering into its respective Organizational Documents and those of its subsidiaries, owning cash, cash equivalents and the assets set forth on Schedule 2.1(e)(i), and, in the case of the Rockpoint Class A Preferred Holder, entering into the Partnership Agreement and owning the Class A Units, and in the case of REIT II and REIT IV, owning membership interests in REIT I and REIT III, and in each case, activities incidental thereto. For all purposes of this Agreement, the term “Liabilities” means any indebtedness, liabilities (including Tax liabilities), demands, commitments or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, whether due or to become due, whether arising by law or out of any contract or tort based on negligence or strict liability, however arising and including all fees, costs and expenses related thereto.

(ii)Except for this Agreement and the Organizational Documents of the Rockpoint Class B Preferred Holder, the Rockpoint Class B Preferred Holder has exclusive legal title to, is the sole legal, record and equitable direct owner of, and has the unrestricted power, right and authority to sell, convey, transfer, assign and deliver its interest in the Class B Units free and clear of all Encumbrances (other than the obligations and restrictions set forth in the Partnership Agreement and the Organizational Documents of the Rockpoint Class B Preferred Holder and any Encumbrances arising from acts of the General Partner or any of its Affiliates). The Rockpoint Class B Preferred Holder is not a party to or subject to any agreement or understanding relating to the acquisition, disposition or voting or giving of written consents with respect to any of the Class B Units or any matter relating thereto (other than this Agreement and the Partnership Agreement). Following the acquisition by the General Partner of the Class B Units as contemplated herein, the General Partner shall have legal title to, and shall be the exclusive legal, record and equitable direct owner of, the Class B Units free and clear of all Encumbrances (other than the obligations and restrictions set forth in the Partnership Agreement and any Encumbrances arising from acts of the General Partner or any of its Affiliates).
(iii)Schedule 2.1(e)(iii) sets forth all of the Equity Interests in the Rockpoint REITs and the Rockpoint Class A Preferred Holder that are issued and outstanding and, the legal, record and equitable direct owners of such Equity Interests. All such issued and outstanding Equity Interests have been validly issued and are free and clear of any Encumbrance, other than restrictions on transfer under applicable securities laws and the Organizational Documents of the Rockpoint REITs and the Rockpoint Class A Preferred Holder. No such issued and outstanding Equity Interests were issued in violation of, or violate, any provision of any applicable law, contract, agreement, arrangement or understanding, or the Organizational Documents of any of the Rockpoint REITs or the Rockpoint Class A Preferred Holder, or were issued in violation of, or violate, any preemptive right, option, right of first refusal, subscription right or any similar right applicable to such Equity Interests. Except as set forth on Schedule 2.1(e)(iii), (x) no Person other than the REIT Owners, owns any Equity Interest in any of the Rockpoint REITs or the Rockpoint Class A Preferred Holder, and (y) no Person has a right enforceable against any of the REIT Owners or otherwise to become a holder of any Equity Interests of any of the Rockpoint REITs or the Rockpoint Class A Preferred Holder. No Person other than the Rockpoint Class B Preferred Holder owns the Class B Units, and to Rockpoint’s knowledge, no Person has a right enforceable against the Rockpoint Class B Preferred Holder to become a holder of any of the Class B Units (other than as set forth in the Partnership Agreement).
(iv) “Equity Interests” of any Person means (i) securities or equity interests of such Person, (ii) instruments or securities convertible into or exchangeable for, at any time, capital stock or any other securities or equity interests of such Person, or any commitments to issue any such Liabilities, instruments or securities, (iii) options, warrants, preemptive rights, conversion rights, redemption rights, repurchase rights, exchange rights, calls, puts, rights of first refusal, rights of first offer or other rights to purchase or subscribe for capital stock or any other securities or equity interests of such Person or any securities convertible into or exchangeable for, at any time, the capital stock or any other equity securities of such Person, (iv) contracts, commitments, agreements, understandings, or arrangements of any kind relating to any capital stock or other securities or equity interests of such Person or any such convertible or exchangeable securities or equity interests or any such options, warrants, preemptive rights, conversion rights, redemption rights, repurchase rights, exchange rights, calls, puts, rights of first refusal, rights of first offer or other rights, pursuant to which such Person or any of their respective assets or properties are subject or bound, (v) equity appreciation, phantom equity, synthetic equity, profit participation rights or similar rights, (vi) outstanding bonds, debentures, notes or other indebtedness of such Person having the right to vote (or convertible into or exchangeable for any security or interest having the right to vote) on any matters on which any equityholder of such Person may vote or (vii) any other interests of any Person (including pursuant to contracts, voting trusts or proxies) that could restrict, dilute or otherwise affect any interest or voting rights of a Person in such Person.
(v)Except as provided in the Organizational Documents of the Rockpoint REITs, the Rockpoint Class A Preferred Holder and the Partnership, neither the Rockpoint REITs nor the Rockpoint Class A Preferred Holder has any Liability to purchase, redeem or otherwise acquire any Equity Interests of any Person or to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to any Liabilities of, any other Person. Except for this Agreement, the Partnership Agreement and the Organizational Documents of the Rockpoint REITs and the Rockpoint Class A Preferred Holder, there is no voting trust or agreement, bylaws, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, proxy or other agreement relating to any Equity Interests of any of the Rockpoint REITs or the Rockpoint Class A Preferred Holder.
(vi)Except for (A) REIT I’s and REIT III’s direct ownership of a membership interest in the Rockpoint Class A Preferred Holder, (B) REIT II’s direct ownership of a membership interest in REIT I, (C) REIT IV’s direct ownership of a membership interest in REIT III, (D) the Rockpoint REITs’ indirect interest in the Partnership and the Partnership’s subsidiaries and (E) as set forth on Schedule 2.1(e)(vi), the Rockpoint REITs have no subsidiaries and do not own, directly or indirectly, or have any interest in any shares of capital stock, voting rights or other Equity Interests or other securities of or investments in any other Person. Except for the Rockpoint Class A Preferred Holder’s direct ownership of the Class A Units, the Rockpoint Class A Preferred Holder has no subsidiaries and does not own, directly or indirectly, or have any interest in any shares of capital stock, voting rights or other Equity Interests or other securities of or investments in any other Person.
(vii)Except as set forth in Schedule 2.1(e)(vii), no distributions have been declared with respect to the REIT Interests the record or payment date of which is on or after the Closing Date or which are currently unpaid, and there are no contracts to make any distribution of any kind with respect to any Equity Interests of the Rockpoint REITs or the Rockpoint Class A Preferred Holder.
(f)Tax.
(i)Except as may result from (i) an action expressly permitted in the Transaction Documents, or (ii) any action taken by or at the written request of the General Partner or its Affiliates, each Rockpoint REIT (A) has never been classified as an association taxable as a corporation (other than a corporation that has elected to be treated as a real estate investment trust within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and such a real estate investment trust a “REIT”)) for U.S. federal income tax purposes, (B) was eligible to make and timely made an election to be taxed as a REIT, (C) other than during any period in which it was a disregarded entity or partnership for U.S. federal income tax purposes, for each year of its existence, beginning with its first taxable year, has qualified as a REIT, (D) has operated in such a manner as to qualify as a REIT for each such year and through the effective date of the applicable REIT Owner’s sale of its interest in the REIT Interests to VRLP as contemplated herein, and (E) has not taken, omitted to take, or permitted or suffered to be taken any action which would cause such Rockpoint REIT to fail to qualify as a REIT.
(ii)The Rockpoint Class A Preferred Holder has at all times during its existence been classified as a disregarded entity or a partnership for U.S. federal, state and local income tax purposes.
(iii)Except as set forth on Schedule 2.1(f)(iii): (1) each Target Company has timely filed (taking into account any valid extensions) all material Tax Returns required to be filed by it; (2) each such Tax Return is true, correct and complete in all material respects; (3) all material Taxes of any Target Company that are shown as due on such Tax Returns, have been paid, except for those Taxes being contested in good faith by appropriate proceedings; (4) none of the REIT Owners nor any Target Company has ever received written notice from an authority in a jurisdiction where any such Target Company does not file Tax Returns, that any such Target Company is or may be subject to taxation by that jurisdiction; (5) to each REIT Owner’s knowledge, no Tax Returns of any Target Company are under any audit or examination with respect to a material amount of Taxes by any taxing authority; (6) no Target Company has received written notice of any claims or deficiencies for any material amount of Taxes that have been asserted or assessed against any such Target Company that have not been fully paid; and, (7) to each REIT Owner’s knowledge, there is no proposed or threatened Tax claim, audit or assessment against any Target Company with respect to a material amount of Taxes.
(iv)There are no material liens for any Taxes upon any of the assets owned directly by any Target Company other than statutory liens for Taxes not yet delinquent or that are being contested in good faith.
(v)No Target Company has executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document extending the applicable statute of limitation for the assessment or collection of Taxes of such Target Company, which such extension is currently in effect (other than any extensions of time within which to file any Tax Return).
(vi)Except with respect to the Rockpoint REITs’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets, activities and subsidiaries, none of the Rockpoint REITs has ever owned any interests in any “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code.
(vii)Except with respect to the Rockpoint REITs’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets, activities and subsidiaries, the Rockpoint REITs do not hold any asset, the disposition of which would be subject to rules similar to Section 1374 of the Code by reason of Treasury Regulation Section 1.337(d)-7. The Rockpoint REITs do not have any earnings or profits attributable to them for any “non-REIT year” within the meaning of Section 857 of the Code.
(viii)Except with respect to the Rockpoint REITs’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets, activities and subsidiaries, the Rockpoint REITs have not incurred any liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code or Treasury Regulation Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7.
(ix)Except with respect to the Rockpoint REITs’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets,

activities and subsidiaries, the aggregate tax basis that each Rockpoint REIT has in its assets exceeds its liabilities as determined for U.S. federal income tax purposes (including its allocable share of liabilities of the Partnership under Section 752 of the Code) as of immediately prior to the Closing.
(x)Except with respect to the Target Companies’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets, activities and subsidiaries, no Target Company: (1) is bound by, has agreed to or is required to make any material adjustments pursuant to Section 481(a) of the Code or any similar provision of Law and does not have any application pending with any governmental authority requesting permission for any material changes in accounting methods that relate to such Target Company; (2) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of applicable law; (3) has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b); (4) has participated in an installment sale or open transaction disposition or received any prepaid amount, in each case as a result of which such Target Company will be required to include any material item of income in its income for any taxable year (or portion thereof) ending after the Closing Date; or (5) has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.
(xi) No Target Company (1) has ever been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code or similar provision of state law filing a consolidated federal or state income Tax Return; or (2) has distributed Equity Interests of another person, or has had its Equity Interests distributed by another person, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Code or any similar provision of state, local or foreign Tax law.
(xii) Each Target Company has complied, in all material respects, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3402, and 3406 of the Code or similar provisions under any state, local or foreign laws) and has duly and timely withheld and has paid over to the appropriate taxing authorities all material amounts of Tax required to be so withheld and paid over on or prior to the delinquency date thereof under all applicable laws, including material amounts of Taxes required to be withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other third party.
(xiii)Except with respect to the Target Companies’ direct or indirect interest in the Partnership, including their indirect interest in the Partnership’s assets, activities and subsidiaries, no Target Company is a party to any unexpired Tax sharing or similar agreement or arrangement pursuant to which it will have an obligation to make any payments after Closing and no Target Company has any liability for the Taxes of another person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor or by contract.
(xiv)Notwithstanding this Section 2.1(f) or anything in this Agreement to the contrary, (x) this Section 2.1(f) contains the sole and exclusive representations and warranties of the REIT Owners and the Rockpoint Class B Preferred Holder regarding Tax matters, (y) the representations and warranties contained in this Section 2.1(f) are made on the express assumption that the Tax Returns of each of the Partnership and its subsidiaries and the Partnership REIT Requirements Opinion are true, correct and complete in all respects and no representation or warranty is made to the extent any such

Tax Return or the Partnership REIT Requirements Opinion is not true, correct and complete, and (z) and nothing in the Agreement, including this Section 2.1(f), shall be construed as providing a representation or warranty with respect to (I) any taxable periods (or portions thereof) beginning after the Closing Date, (II) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of any Person following the Closing and (III) any Taxes of, or in respect of or relating to, the Partnership or any of its direct or indirect assets, activities and subsidiaries.
(g)Bankruptcy. None of the Rockpoint Class B Preferred Holder, the REIT Owners, the Rockpoint REITs or the Rockpoint Class A Preferred Holder has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to outside third parties (which, for the avoidance of doubt, shall not be deemed to include internal communications or privileged or confidential communications with counsel, accountants, financial advisors or other consultants, advisors, or Representatives (as defined below) of any of the Rockpoint Class B Preferred Holder, any of the REIT Owners, the Rockpoint REITs or the Rockpoint Class A Preferred Holder or similar parties acting for or on behalf of any such Party) its inability to pay its debts generally as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally. For all purposes of this Agreement, the term “Representatives” means a Person's Affiliates and its and their respective directors, officers, managers, employees, consultants, counsel, accountants, and other agents.
(h)Litigation. There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, notices of violations, proceedings, litigations, tax audits, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (each, an “Action”) pending or, to Rockpoint’s knowledge, threatened in writing against (i) any of the Rockpoint Class B Preferred Holder, any of the REIT Owners, the Rockpoint REITs or the Rockpoint Class A Preferred Holder (or an Affiliate of such Party), in each case, that would have a material adverse effect on any REIT Owner’s or the Rockpoint Class B Preferred Holder’s ability to sell its interest in the REIT Interests or the Class B Units, as applicable, as contemplated herein or (ii) any Rockpoint REIT or the Rockpoint Class A Preferred Holder. To the knowledge of Rockpoint, no event has occurred and no circumstances exist that would be reasonably likely to give rise to, or serve as a basis for, any such Action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or adversely affecting any REIT Owner, any Rockpoint REIT, the Rockpoint Class A Preferred Holder or the Rockpoint Class B Preferred Holder or that would otherwise prevent Rockpoint from being able to sell its interest in the REIT Interests and the Class B Units, as applicable, to VRLP and the General Partner.
(i)Anti-Corruption. The execution and delivery of this Agreement by each REIT Owner or the Rockpoint Class B Preferred Holder, as applicable, and their respective performance and compliance with the terms of this Agreement will not violate the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2012, or, where applicable, the legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials (collectively, “Anti-Corruptions Laws”) or any other law, regulation, administrative decree or order to which any REIT Owner or the Rockpoint Class B Preferred Holder, as applicable, are subject.
SECTION 1.2.Representations and Warranties of VRLP, the General Partner and the Partnership. Each of VRLP, the General Partner and the Partnership hereby represents and warrants to Rockpoint, as of the date hereof, as follows:

(a)Formation; Existence. VRLP is a limited partnership duly organized, validly existing and in good standing under the Delaware Limited Partnership Act, as amended. The General Partner is a real estate investment trust duly organized, validly existing and in good standing under the Maryland General Corporation Act, as amended. The Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Limited Partnership Act, as amended.
(b)Power and Authority. VRLP, the General Partner and the Partnership have all necessary right, power and authority to enter into and deliver this Agreement and each Veris Closing Document, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The consummation by VRLP and the General Partner of the acquisition of the REIT Interests and the Class B Units, as applicable, has been duly authorized by all requisite actions on the part VRLP and the General Partner. This Agreement and each Veris Closing Document has been duly executed and delivered by VRLP, the General Partner and the Partnership, as applicable, and constitutes a valid, legal and binding obligation thereof, enforceable against VRLP, the General Partner and the Partnership, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)[Intentionally Omitted].
(d)Consents and Conflicts. The execution, delivery and performance by VRLP, the General Partner and the Partnership of this Agreement and each Veris Closing Document, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (1) result in a violation or breach of any provision of the Organizational Documents of VRLP, the General Partner or the Partnership; (2) result in a violation or breach of any provision of any law or governmental order applicable to VRLP, the General Partner or the Partnership; or (3) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which VRLP, the General Partner, the Partnership or any subsidiary is a party, except in the cases of this clause (3) or clause (2) above, where the violation, breach, conflict, default, acceleration or failure to give notice, obtain consent or take other action would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby, and except, in the case of clause (3) above, for any consents, notices or actions that have been or will be duly and timely obtained, given or taken as required. No consent, approval, permit, governmental order, declaration or filing with, or notice to any governmental authority is required by or with respect to VRLP or the General Partner in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than any that have been or will be duly and timely obtained, received, made or filed as required.
(e)Bankruptcy. Neither VLRP nor the General Partner has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to outside third parties (which, for the avoidance of doubt, shall not be deemed to include internal communications or privileged or confidential communications with counsel, accountants, financial advisors or other consultants, advisors, Representatives of VRLP or the General Partner or similar parties acting for or on behalf of VRLP or the General Partner) its inability to pay its debts generally as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(f)Litigation. There are no Actions pending or, to VRLP’s or the General Partner’s knowledge, threatened in writing against VRLP or the General Partner (or an Affiliate of VRLP or the General Partner) that would have a material adverse effect on VRLP’s or the General Partner’s ability to acquire the REIT Interests or the Class B Units, as applicable, as contemplated herein. To the knowledge of VRLP and the General Partner, no event has occurred and no circumstances exist that would be reasonably likely to give rise to, or serve as a basis for, any such Action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or adversely affecting that would otherwise prevent VRLP or the General Partner from being able to acquire the REIT Interests and the Class B Units, as applicable, from the REIT Owners and the Rockpoint Class B Preferred Holder, as applicable.
(g)No REIT Qualification Failure. The direct or indirect ownership of the Rockpoint REITs by VRLP and/or VRLP’s successors and assigns, if any, following the Closing shall not result in any Rockpoint REIT failing to qualify as a real estate investment trust within the meaning of the Code at any time during the calendar year that includes the Closing.
(h)Anti-Corruption. The execution and delivery of this Agreement by VRLP, the General Partner and the Partnership, as applicable, and their respective performance and compliance with the terms of this Agreement will not violate any Anti-Corruption Laws or any other law, regulation, administrative decree or order to which VRLP, the General Partner or the Partnership is subject.
SECTION 1.3.Survival; Limitations.
(a)Notwithstanding anything in this Agreement to the contrary, the Parties hereto agree that (i) the representations, warranties and covenants set forth in Section 2.1 through Section 2.2 of this Agreement shall survive the Closing until the date that is sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, extension or mitigation thereof) (the “Survival Period”), (ii) in no event shall the aggregate liability of Rockpoint (as to the representations and warranties in Section 2.1) exceed the Purchase Price, (iii) with respect to the representations and warranties in Section 2.1(f), Rockpoint’s liability shall be limited to U.S. taxes, interest, penalties, additions to tax, contest costs, and other reasonable professional fees and expenses and shall be paid on an after-tax basis and (iv) in no event shall any Party be liable under this Agreement for (1) any incidental, consequential, special and indirect damages except to the extent such damages are actually incurred and were reasonably foreseeable, and (2) any punitive damages and damages based on any multiple of revenue or income unless, and only to the extent, actually awarded by, or to, a governmental authority or other third party.
(b)To the extent permitted by law, the Parties shall use commercially reasonable efforts to mitigate any loss, liability, claim, action, judgment, settlement, interest, award, penalty, fine, cost, U.S. tax, or other expense of any type or kind (a “Loss”), including by availing the Rockpoint REITs, at the expense of Rockpoint, of the mitigation provisions available to real estate investment trusts under the Code. Without limiting the foregoing, with respect to any claim against Rockpoint arising out of a breach of any representation or warranty under this Agreement (a “Veris Claim”), (i) VRLP, the General Partner and the Partnership shall be required to first bring a timely claim under that certain buyers representations and warranties insurance policy issued by GAIG with respect to the transactions contemplated by this Agreement. (the “R&W Insurance Policy”) and exhaust all remedies thereunder, (ii) any Loss shall be calculated net of any Insurance Proceeds, and (iii) in no event shall VRLP, the General Partner or the Partnership be entitled to recover any amounts from Rockpoint on account of any Loss for which VRLP, the General Partner or the Partnership, as applicable, has received Insurance Proceeds. In furtherance thereof, if VRLP, the General Partner or the Partnership recovers any amounts from Rockpoint on account of any Veris Claim (a “Claim Payment”) and subsequently receives Insurance Proceeds with respect to such Veris Claim, then VRLP, the General Partner or the Partnership, as applicable, shall pay to Rockpoint an amount equal to the excess of the Claim Payment received over the amount of the Claim Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Claim Payment was made. No provider of any R&W Insurance Policy shall have any subrogation right, entitlement of privilege, or other recourse whatsoever against Rockpoint pursuant to this Agreement other than in the case of Fraud by Rockpoint.
    As used herein:
(i)    “Fraud” shall mean intentional (and not constructive) misrepresentation of a material fact by Rockpoint with respect to the making of the representations and warranties in Section 2.1 with the actual knowledge (as opposed to implied, imputed or constructive knowledge or knowledge that could have been obtained after inquiry, or recklessness or negligence) of Rockpoint that such representation was false when made and which was made with the specific intent to induce the Person to whom such representation was made (the “Recipient”) to enter into or consummate the transactions contemplated by this Agreement and upon which the Recipient has reasonably relied to its detriment, excluding any type of fraud cause of action based on gross negligence, negligence or recklessness; provided, that such intentional (and not constructive) misrepresentation of Rockpoint shall be deemed to exist only if (i) the Representative of Rockpoint set forth on Schedule 3 had actual knowledge (as opposed to having implied, imputed or constructive knowledge or knowledge that could have been obtained after inquiry) that the representations and warranties made by Rockpoint pursuant to Section 2.1 (as qualified by the Schedules attached to this Agreement) were false when made, with the specific intent that the Recipient rely thereon to its detriment, (ii) the Recipient relied upon such intentional misrepresentation to the Recipient’s detriment, and (iii) the Recipient did not have actual knowledge that the applicable representation or warranty was untrue or inaccurate prior to Closing. Furthermore, it is understood and agreed that no person listed on Schedule 3 shall have personal liability by virtue of being listed as a knowledge party hereunder.
(ii)    “Insurance Proceeds” shall mean those monies paid by the insurance carrier under the R&W Insurance Policy on behalf of the insured plus any amounts which would have been paid but for the applicable deductible or retention under the R&W Insurance Policy.
(c)Notwithstanding anything herein to the contrary, under no circumstances shall Rockpoint be liable for any Loss: (i) incurred by any Person (as defined in the Partnership Agreement) other than the Rockpoint REITs after the earlier of (A) the day immediately prior to the last day of the calendar quarter that includes the Closing Date or (B) the last day of the tax year of the Rockpoint REITs that includes the Closing Date (regardless of when during the Survival Period such taxes are assessed by the IRS) (it being understood that any tax arising from a failure to comply with Section 856(c)(4) of the Code in any quarter is incurred no sooner than the last day of the applicable quarter); or (ii) incurred by any or all of the Rockpoint REITs that results from a transaction (including a transaction deemed to occur for income tax purposes) that occurs after the date which is six (6) months following the Closing Date (regardless of when during the Survival Period such taxes are assessed by the IRS); provided, however, that Rockpoint’s liability for any Loss relating to taxes shall be determined by reference to, and shall not exceed, the Rockpoint REITs’ Tax Liability Limitation (as hereinafter defined). For purposes of this Agreement, the term “Rockpoint REITs’ Tax Liability Limitation” (1) with respect to REIT I and REIT II shall mean the Tax Liabilities of such REITs that would have resulted had REIT I sold its assets on the Closing Date for the value used to determine the Base Purchase Price (such maximum Tax Liabilities to be determined (x) for the sake of clarity, taking into account any additional tax arising from such sale resulting from the actual failure of either or both such Rockpoint REITs to qualify as a real estate investment trust within the meaning of Section 856 of the Code on or prior to the Closing Date, and (y) without giving effect to any items of deduction or credits unrelated to such deemed sales that either or both Rockpoint REITs would have had available to reduce their Tax Liabilities resulting from such sales), and (2) with respect to REIT III and REIT IV, shall mean the same as such term is defined in clause (1), but substituting “REIT III” for “REIT I” where used therein.
(d)Notwithstanding anything contained herein to the contrary, no representation, warranty or covenant shall be treated as failing to be true and correct, and therefore no such representation, warranty or covenant shall be the basis for any claim hereunder by Veris to the extent any failure of such representation or warranty to be true and correct or any breach of any covenant is the result of a breach by VRLP, the General Partner or any of their Affiliates of any representation, warranty or covenant in this Agreement, any Closing Documents or any Transaction Document (as defined in the Partnership Agreement) (including any failure by the Partnership to operate in accordance with the REIT Requirements (as defined in the Partnership Agreement), or as a result of any Event of Default (as defined in the Partnership Agreement).
(e)The amount for which Rockpoint is otherwise liable hereunder shall be reduced by reason of any liability that it would not have incurred but for an Event of Default (as defined in the Partnership Agreement) having occurred.
ARTICLE III
CERTAIN TAX MATTERS
SECTION 1.1.Tax Treatment of the Transaction and Certain Definitions. The purchase of the REIT Interests shall be treated as a purchase of common Equity Interests of the Rockpoint REITs, and the purchase of the Class B Units shall be treated as a sale of partnership interests for all applicable income Tax purposes. No party shall, or shall cause its Affiliates to, take any position for Tax purposes that is inconsistent with the foregoing Tax treatment or the allocation set forth on Schedule 1, except, in each case, to the extent otherwise required by a final determination within the meaning of Section 1313(a) of the Code or similar provisions of state and local Tax law. For purposes of this Agreement, “Taxes” shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority and “Tax Returns” shall mean any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any schedule or attachment thereto), including any amendment thereof.
SECTION 1.2.Certain REIT Matters.
(a)VRLP and the General Partner shall, and shall cause the Partnership to, (i) preserve the status of each Rockpoint REITs as a REIT, and shall not liquidate any Rockpoint REIT or cause any Rockpoint REIT to be deemed liquidated (including without limitation as a result of any election pursuant to Treasury Regulation Section 301.7701-3 or any corresponding provision of state, local or non-U.S. Applicable Law), and (ii) preserve the existence of Class A Units and Class B Units and the manner of allocating gain from the sale or exchange of United States real property interests for purposes of Section 897(h)(1) of the Code thereto, in each case through the end of the calendar year that includes the Closing Date. In furtherance thereof, and without limiting VRLP’s and the General Partner’s obligations pursuant to the immediately preceding sentence, VRLP and the General Partner shall ensure that (i) the direct or indirect ownership of the Rockpoint REITs by VRLP and/or VRLP’s successors and assigns, if any, shall not result in the Rockpoint REIT becoming “closely held ” within the meaning of Section 856(h) of the Code at any time during the calendar year that includes the Closing; (ii) the beneficial ownership of each Rockpoint REIT remains held by 100 or more Persons; (iii) each Rockpoint REIT continues to meet the gross income and asset tests provided in Sections 856(c)(2), 856(c)(3) and 856(c)(4) of the Code; and (iv) each Rockpoint REIT satisfies the minimum distribution requirements of Section 857(a) of the Code for the calendar year that includes the Closing (including, without limitation, causing each of the Rockpoint REITs to make distributions that qualify for the dividends paid deduction set forth in Section 857(b)(2)(B) of the Code). VRLP shall further cause each of the Rockpoint REITs to mail the shareholder demand letters required by Treasury Regulation Section 1.857-8 within thirty (30) days of the close of such Rockpoint REIT’s taxable year in which Closing occurs, and shall otherwise use its reasonable efforts to comply with the provisions of Treasury Regulation Section 1.857-8 with respect to such year. The provisions of this Section 3.2(a) shall apply without regard to any “savings” or “cure” provision in the Code. VRLP’s and the General Partner’s covenants pursuant to this Section 3.2(a) shall continue even if VRLP, directly or indirectly, transfers all or any portion of the REIT Interests or any other interest in any Rockpoint REIT after the Closing and shall bind any such transferee mutatis mutandis.
(b)Following the Closing and through the end of the calendar year that includes the Closing, VRLP and the General Partner shall cause the Partnership to apply the provisions of the Partnership Agreement that apply following a sale of Rockpoint REIT interests pursuant to Section 13 thereof, including, without limitation, Section 8 of the Partnership Agreement; provided, however, that VRLP and the General Partner shall not permit the Partnership to recognize Permitted Sale Property Gain attributable to a disposition of a Permitted Sale Property at any time during the calendar year that includes the Closing unless Class B Units remain outstanding through the end of such calendar year and Class A Units are not allocated any income or gain therefrom. In furtherance of the foregoing, VRLP and the General Partner shall not cause or permit, and shall cause the Partnership not to cause or permit, any Rockpoint REIT to recognize, directly or indirectly, any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code at any time during the calendar year that includes the Closing or to designate any distribution made by any Rockpoint REIT in the calendar year that includes the Closing as a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code, in each case except as otherwise permitted under, and pursuant to the procedures of, Section 8 of the Partnership Agreement. In furtherance of this Section 3.2(b), VRLP and the General Partner shall not amend or modify, or permit to be amended or modified, the Partnership Agreement, including the terms of the Class A Units or the Class B Units, with respect to any Pre-Closing Tax Period or Straddle Period (each as defined below), including through the end of the calendar year that includes the Closing Date in any manner that affects, or could reasonably be expected to affect, the manner of allocating gain from the sale or exchange of United States real property interests for purposes of Section 897(h)(1) of the Code to the Class A Units and Class B Units in any such taxable period, that jeopardizes, or could reasonably be expected to jeopardize, the status of any Rockpoint REIT as a REIT, or that causes, or could reasonably be expected to cause, the REIT Owners or their direct or indirect owners to incur any greater than de minimis liability pursuant to this Agreement, the Indemnity Agreement, or any Closing Document or otherwise without the prior written consent of Rockpoint, in its sole discretion. Without limitation of Section 8 of the Partnership Agreement, (i) if any Rockpoint REIT could reasonably be expected to recognize, directly or indirectly, any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code at any time during the calendar year that includes the Closing, VRLP and the General Partner shall notify the REIT Owners and cooperate with the REIT Owners in advance of the relevant transaction, event or circumstance as the REIT Owners shall reasonably request to ensure that no such gain will be recognized by any Rockpoint REIT and (ii) following the Closing and through the end of the calendar year that includes the Closing, in no event shall VRLP and the General Partner cause or permit the Partnership or any Rockpoint REIT directly or indirectly to acquire any direct or indirect interest in any real property asset (including leasehold interests) where VRLP, the General Partner or the Partnership, as applicable, cannot unilaterally (without any qualification) block a disposition of such real property asset and the Rockpoint REIT’s direct and indirect interest therein. The obligations of VRLP and the General Partner pursuant to this Section 3.2(b) shall apply notwithstanding anything in the Partnership Agreement to the contrary and in the event of any inconsistency with any surviving provision of the Partnership Agreement this Section 3.2(b) shall control.
(c)VRLP, the General Partner and their Affiliates shall indemnify, defend and hold harmless the REIT Owners and their direct and indirect owners and Affiliates (who for the avoidance of doubt are express third party beneficiaries of this Section 3.2(c)) from and against any and all U.S. Taxes, interest, penalties and professional fees resulting from any violation of this Section 3.2, including an amount equal to the aggregate United States federal, state and local income or franchise Taxes with respect to any or all of the payments, reimbursements and other amounts required to be made or paid to any such Person.
(d)The Parties agree and acknowledge that, as contemplated by Section 11(e)(vii) of the Partnership Agreement, any Tax related decision or approval rights otherwise vested in either or both of the Rockpoint Preferred Holders (as defined in the Partnership Agreement) under the Partnership Agreement shall be vested in the REIT Owners following the Closing and that such surviving Tax related decision and approval rights shall include those contained in Section 11(e) of the Partnership Agreement (Tax Matters) and Section 11(g) (REIT Savings Provision). Such Tax related decision and approval rights shall survive the Closing with respect to all Pre-Closing Tax Periods and Straddle Periods (each as defined below) of the Rockpoint REITs and the Partnership. Notwithstanding anything to the contrary in this Section 3.2 or otherwise in this Agreement, unless otherwise expressly provided herein, (i) nothing in this Section 3.2 or otherwise in this Agreement shall limit any of Rockpoint’s, the REIT Owners’, the Rockpoint Preferred Holders’ and their respective Affiliates’ rights and protections under the Closing Documents, the Partnership Agreement, or Article VII of each of the Preferred Equity Investment Agreements, to the extent relating to Sections 3.16(b) and 3.19 thereof and the first sentence of Section 5.09 thereof (containing certain representations and covenants relating to REIT requirements) and (ii) any such rights and protections therein otherwise vested in either or both of the Rockpoint Preferred Holders pursuant to such provision of the Partnership Agreement shall be vested in the REIT Owners, provided that, for the avoidance of doubt, and notwithstanding anything to the contrary in any Closing Document, nothing in the Closing Documents shall limit the rights of Rockpoint, the REIT Owners and the Rockpoint REITs set forth in this Agreement, the Partnership Agreement or Article VII of each of the Preferred Equity Investment Agreements, to the extent relating to Sections 3.16(b) and 3.19 thereof and the first sentence of Section 5.09 thereof (containing certain representations and covenants relating to REIT requirements).
(e)For all Tax purposes, unless otherwise required by law, amounts paid to or on behalf of any party hereto in respect of claims for indemnification under this Agreement shall be treated as adjustments to the Purchase Price.
SECTION 1.3.Tax Cooperation and Returns.
(a)Following the Closing, VRLP and the General Partner, on the one hand, and the REIT Owners, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other Party or Parties, in connection with the filing of Tax Returns and any audit or other action with respect to Taxes, in each case with respect to the Rockpoint REITs and the Rockpoint Class A Preferred Holder. Such cooperation shall include making available or causing to make available such information, records or documents with respect to Taxes or Tax matters with respect to the Rockpoint REITs and/or the Rockpoint Class A Preferred Holder as the other

Party or Parties may reasonably request. In furtherance thereof, from and after the Closing, Rockpoint, VRLP and the General Partner shall cooperate fully, as and to the extent reasonably required by either Party or Parties, in connection with the filing of Tax Returns, any audit, litigation or other proceeding with respect to Taxes, and any matter pertaining to the qualification of any Rockpoint REIT as a REIT or the recognition by any Rockpoint REIT of any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code, in each case for any Pre-Closing Tax Period, Straddle Period or any subsequent tax year of any Rockpoint REIT to the extent such Rockpoint REIT’s qualification as a REIT is subject to a challenge based on a challenge of such Rockpoint REIT’s qualification as a REIT during any Pre-Closing Tax Period or Straddle Period, or any other matter for which the REIT Owners or any of their direct or indirect owners could incur any liability pursuant to this Agreement, the Indemnity Agreement, or any other Closing Document or otherwise. Such cooperation shall include the retention and (upon the other Party’s or Parties’ request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making representatives available on a mutually convenient basis to provide additional information and explanation of any material so provided. VRLP and the General Partner shall retain, and VRLP and the General Partner shall cause the Rockpoint REITs and the Rockpoint Class A Preferred Holder, as applicable, to retain, all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Rockpoint REITs and the Rockpoint Class A Preferred Holder for any Pre-Closing Tax Period or Straddle Period until the date that is sixty (60) days following the statute of limitations (giving effect to any waiver, extension or mitigation thereof) of the taxable periods to which such Tax returns and other documents relate. Rockpoint and/or its Affiliate shall be, or shall be entitled to appoint, the “tax matters partner” or the “partnership representative,” as applicable, of the Rockpoint Class A Preferred Holder for U.S. federal income tax purposes for all Pre-Closing Tax Periods and VRLP, the General Partner and their Affiliates shall reasonably cooperate in connection therewith. Except as provided in Section 3.3(e), VRLP shall be, or shall be entitled to appoint, the “partnership representative” of the Rockpoint Class A Preferred Holder for U.S. federal income tax purposes for all Straddle Periods and the REIT Owners and their Affiliates shall reasonably cooperate in connection therewith.
(b)Rockpoint and/or its Affiliates shall prepare or cause to be prepared all income Tax Returns of each Rockpoint REIT and the Rockpoint Class A Preferred Holder for all taxable periods ending on or prior to the Closing Date (each such period a “Pre-Closing Tax Period”), to the extent such income Tax Returns have not been filed as of the Closing Date (any such Tax Return, a “Pre-Closing Income Tax Return”). Any such Pre-Closing Income Tax Return shall be prepared in a manner consistent with prior practice, unless otherwise required by the terms of this Agreement or by law. No later than thirty (30) days prior to the due date for any Pre-Closing Income Tax Return (as any such due date may be extended by Rockpoint or its Affiliates in accordance with applicable law), Rockpoint or its Affiliates shall deliver, or cause to be delivered, such Pre-Closing Income Tax Return to VRLP for the VRLP’s review and comment, and shall thereafter consider in good faith any of VRLP’s comments received at least ten (10) days before the due date for such Pre-Closing Income Tax Return. VRLP shall timely file or cause to be timely filed each Pre-Closing Income Tax Return as finally prepared pursuant to this Section 3.3(b). VRLP and its Affiliates shall reasonably cooperate with Rockpoint and its Affiliates in connection with the preparation of any Pre-Closing Income Tax Return and shall make available to Rockpoint and its Affiliates all books and records of the Rockpoint REITs, the Rockpoint Class A Preferred Holder and the Partnership that are reasonably required in connection with such preparation.
(c)VRLP shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Rockpoint REITs and the Rockpoint Class A Preferred Holder for any taxable period that begins on or before the Closing Date and ends after the Closing Date (and which taxable period or periods include, for the avoidance of doubt, the entire calendar year that includes the Closing) (each such period a “Straddle Period” and each such Tax Return a “Straddle Period Tax Return”) and non-income Tax Returns for Pre-Closing Tax Periods (“Pre-Closing Non-Income Tax Return”). Any such Straddle Period Return or Pre-Closing Non-Income Tax Return shall be prepared in a manner consistent with prior practice, unless otherwise required by the terms of this Agreement or by law. No later than thirty (30) days prior to the respective due date for any Straddle Period Tax Return or Pre-Closing Non-Income Tax Return (as any such due date may be extended by VRLP in accordance with applicable law), VRLP shall cause such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return to be delivered to Rockpoint for its review and comment. VRLP shall incorporate any reasonable comments received at least fifteen (15) days before the due date for such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return. In the event of any dispute between VRLP and Rockpoint relating to any such comments, the Parties shall negotiate in good faith to resolve such dispute prior to the due date for such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return. Subject to the final sentence of this Section 3.3(c), in the event that the Parties are unable to agree prior to the due date for such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return, VRLP shall be entitled to file its preferred version of the Straddle Period Tax Return or Pre-Closing Non-Income Tax Return. Thereafter the Parties shall negotiate in good faith to resolve any disagreements as to such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return and in the event the Parties subsequently agree that such Straddle Period Tax Return or Pre-Closing Non-Income Tax Return should be prepared in a different manner, VRLP shall file or cause to be filed an amended Straddle Period Tax Return or Pre-Closing Non-Income Tax Return reflecting such other manner. Notwithstanding the foregoing, without Rockpoint’s prior written consent (which may be given or withheld in its sole discretion), under no circumstances shall any Straddle Period Tax Return be filed that takes a position that could result in (i) any Rockpoint REIT recognizing any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code, (ii) any Rockpoint REIT failing to qualify as a REIT, or (iii) the REIT Owners or any of their direct or indirect owners incurring any liability pursuant to this Agreement, the Indemnity Agreement, or any other Closing Document or otherwise.
(d)Following the Closing, without the prior written consent of Rockpoint, none of VRLP nor any of its Affiliates shall cause or permit any Rockpoint REIT or the Rockpoint Class A Preferred Holder to, (i) file (other than in the manner contemplated pursuant to Section 3.3(b) and (c)), amend or re-file any Pre-Closing Income Tax Return, Pre-Closing Non-Income Tax Return or Straddle Period Tax Return, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period or Straddle Period, (iii) initiate or enter into any voluntary disclosure process, or enter into any closing agreement, or settle or compromise any proceeding, or request any ruling, in each case with any Tax authority with respect to any Tax matter that could reasonably be expected to have retroactive effect to or otherwise affect a Pre-Closing Tax Period or Straddle Period, (iv) make, change or revoke any Tax election or accounting method that has a retroactive effect to or otherwise affect a Pre-Closing Tax Period or Straddle Period (including without limitation any election pursuant to Treasury Regulation Section 301.7701-3 or any corresponding provision of state, local or non-U.S. Applicable Law) or (v) file a Tax Return of a Rockpoint REIT on a basis inconsistent with the status of such Rockpoint REIT as a REIT for any Straddle Period or Pre-Closing Tax Period or on which such Rockpoint REIT recognizes any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code for any such taxable period. None of VRLP, the Rockpoint REITs or any of their respective Affiliates shall make or cause or permit to be made any election under Section 336 or 338 of the Code (or any similar or analogous election for state or local Tax purposes) with respect to the transactions contemplated by this Agreement.
(e)If VRLP, the General Partner, the Partnership, or any Affiliate thereof (including, following the Closing, any Target Company) receives any written notice of a pending or threatened audit, investigation, inquiry, assessment, proposed adjustment, notice of deficiency, litigation, contest or other dispute that could result in any (i) Rockpoint REIT recognizing any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code in any Pre-Closing Tax Period or Straddle Period, (ii) any Rockpoint REIT failing to qualify as a REIT in any Pre-Closing Tax Period or Straddle Period, or (iii) the REIT Owners or their direct or indirect owners incurring any liability pursuant to this Agreement, the Indemnity Agreement, or any Closing Documents or otherwise (an “RP Tax Audit”), VRLP and the General Partner agree promptly to notify Rockpoint in writing of such RP Tax Audit. In the case of any RP Tax Audit of the Partnership or any of its subsidiaries, the procedures of Section 11(e) of the Partnership Agreement shall govern and the rights of the Rockpoint Preferred Holders contained therein shall be shall be vested in the REIT Owners following the Closing. In the case of any RP Tax Audit of a Rockpoint REIT is described in Section 3(a) of the Indemnity Agreement and relates to a Claim (as defined in the Indemnity Agreement) in respect of Section 2(e) thereof, the procedures of Section 3 of the Indemnity Agreement shall govern. In the case of any other RP Tax Audit, within fifteen (15) days after receipt by Rockpoint of such notice, Rockpoint or its designee shall have the sole right to represent the Rockpoint REITs and the Rockpoint Class A Preferred Holder in the applicable RP Tax Audit (including by becoming the “tax matters partner” or the “partnership representative,” as applicable, of the Rockpoint Class A Preferred Holder for U.S. federal income tax purposes) at the expense of Rockpoint, with counsel selected by Rockpoint, and shall have full control over the conduct of such RP Tax Audit with respect to the Rockpoint REITs and the Rockpoint Class A Preferred Holder, including the settlement or contest thereof, but shall promptly keep VRLP informed as to the progress of such RP Tax Audit, shall provide VRLP with all documents and information related to such RP Tax Audit reasonably requested in writing by VRLP, shall provide VRLP the opportunity, at VRLP’s expense, to participate in any and all matters pertaining to such RP Tax Audit, and shall not be entitled to settle or compromise, either administratively or after the commencement of litigation, such RP Tax Audit conducted by it pursuant to this Section 3.3(e) without the prior written consent of VRLP (not to be unreasonably withheld, conditioned or delayed) if such settlement could (i) adversely affect the tax status or liability of any Rockpoint REIT, any Indemnitee (as defined in the Indemnity Agreement) or any Affiliate thereof for any taxable period commencing on or after or that includes the Closing Date or (ii) reasonably be expected to result in a Loss to an Indemnitee for which such Indemnitee would not be indemnified by Rockpoint and/or its Affiliates. The parties acknowledge that it would be unreasonable for VLRP to withhold, condition or delay such consent if it would cause any Rockpoint REIT to recognize any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code in any Pre-Closing Tax Period or Straddle Period or cause any Rockpoint REIT to fail to qualify as a REIT in any Pre-Closing Tax Period or Straddle Period; provided, however, that the mere fact that a proposed settlement would have resulted in no Rockpoint REIT recognizing any such gain or failing to qualify as a REIT does not necessarily mean that the withholding, conditioning or delaying of consent to such proposed settlement is unreasonable pursuant to this sentence (for example, with respect to matters contained in such settlement other than such gain or the failure of a Rockpoint REIT to qualify as a REIT). VLRP or its designee shall represent the Rockpoint REITs and the Rockpoint Class A Preferred Holder in any RP Tax Audit governed by this Section 3.3(e) to the extent not controlled or contested by Rockpoint or its designee pursuant to this Section 3.3(e) but shall promptly keep Rockpoint informed as to the progress of such RP Tax Audit, shall provide Rockpoint with all documents and information related to such RP Tax Audit reasonably requested in writing by Rockpoint, shall provide Rockpoint the opportunity, at Rockpoint’s expense, to participate in any and all matters pertaining to such RP Tax Audit, and shall not be entitled to settle or compromise, either administratively or after the commencement of litigation, any RP Tax Audit conducted by it pursuant to this Section 3.3(e) without the prior written consent of Rockpoint (not unreasonably to be withheld, delayed or conditioned; provided that the parties acknowledge that it would be reasonable for Rockpoint to withhold, condition or delay such consent if such settlement or compromise would cause any Rockpoint REIT to recognize any gain from the sale or exchange of a United States real property interest for purposes of Section 897(h)(1) of the Code in any Pre-Closing Tax Period or Straddle Period, cause any Rockpoint REIT to fail to qualify as a REIT in any Pre-Closing Tax Period or Straddle Period or cause the REIT Owners or their direct or indirect owners to incur any greater than de minimis liability pursuant to this Agreement, the Indemnity Agreement, or any Closing Documents or otherwise).
SECTION 1.4.Survival. This Article III shall survive the Closing with respect to any Tax or Tax matter until sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, extension or mitigation thereof).
SECTION 1.5.
ARTICLE IV
RELEASES
SECTION 1.1.Releases.
(a)As of the Closing Date, each REIT Owner and the Rockpoint Class B Preferred Holder, in each case, individually and on behalf of their respective successors, assigns, Affiliates, agents, and Representatives (collectively, the “Rockpoint Releasors”), hereby irrevocably and unconditionally releases, acquits and forever discharges and covenants not to sue VRLP, the General Partner, the Partnership and its or their respective Affiliates and their respective successors, assigns, Affiliates, agents, and Representatives (collectively, the “Veris Releasees”), from any and all claims, Losses (as defined below), demands, debts, obligations, Liabilities, costs, expenses, suits, attorney fees, rights of action, causes of action or judgments or indemnification of any kind or character whatsoever, at law or equity, whether known, unknown, suspected or unsuspected, for, upon, or by reason of any matter, cause, or thing whatsoever related or attributable to the period, or arising during the period, from the beginning of time through and including the Closing (the “Released Claims”), including those Released Claims that are foreseeable or unforeseeable, matured or unmatured, known or unknown, asserted or unasserted, direct or indirect, disclosed or undisclosed, contingent or absolute, including, but not limited to, any claim for severance, benefits or other payments; provided, however, (i) this release does not apply to (a) VRLP’s or the General Partner’s performance of its obligations under the terms of this Agreement and Closing Documents, (b) with respect to any Surviving Obligations (as defined below) or (c) any indemnification obligations of the Veris Releasees in favor of Rockpoint Releasors who are current or former directors, officers or trustees of the General Partner, the Partnership or any of their respective Subsidiaries (including the RP Trustees (as defined in the Partnership Agreement)) whether pursuant to the Organizational Documents of such entities or otherwise and (ii) the Veris Releasees shall not be released from claims, losses or other Liabilities arising out of or in connection with third party claims made against the Rockpoint Releasors. The releases contained in this Section 4.1(a) are for the benefit of the Veris Releasees and shall be enforceable by any of them directly against such Rockpoint Releasor. Each of the Veris Releasees shall be an intended third-party beneficiary of this paragraph and is entitled to directly enforce the releases contained herein.  Notwithstanding any other provision of this release, the Released Claims shall not include any claim which legally may not be waived.
(b)As of the Closing Date, each of VRLP, the General Partner and the Partnership, individually and on behalf of their respective successors, assigns, Affiliates (including, without limitation, the Partnership), agents, and Representatives (collectively, the “Veris Releasors”), hereby irrevocably and unconditionally releases, acquits and forever discharges and covenants not to sue the REIT Owners, the Rockpoint Class B Preferred Holder, and its or their respective Affiliates and their respective successors, assigns, Affiliates, agents, and Representatives (collectively, the “Rockpoint Releasees”), from any and all Released

Claims, including those Released Claims that are foreseeable or unforeseeable, matured or unmatured, known or unknown, asserted or unasserted, direct or indirect, disclosed or undisclosed, contingent or absolute, including, but not limited to, any claim for severance, benefits or other payments; provided, however, (i) this release does not apply to Rockpoint’s performance of its respective obligations under the terms of this Agreement or the Closing Documents, or with respect to any Surviving Obligations, (ii) this release does not apply to Rockpoint Indemnitor’s performance of its obligations under the terms of the Indemnity Agreement, and (iii) the Rockpoint Releasees shall not be released from claims, losses or other Liabilities arising out of or in connection with third party claims made against the Veris Releasors. The releases contained in this Section 4.1(b) are for the benefit of the Rockpoint Releasees and shall be enforceable by any of them directly against such Veris Releasor. Each of the Rockpoint Releasees shall be an intended third-party beneficiary of this paragraph and is entitled to directly enforce the releases contained herein.  Notwithstanding any other provision of this release, the Released Claims shall not include any claim which legally may not be waived.
(c)Each of the Parties hereto hereby acknowledges and agrees that the releases and covenants provided for herein shall be binding, unconditional and final upon full execution and delivery of this Agreement. With respect to the releases contained in Section 4.1(a) and Section 4.1(b), each Party hereto expressly understands and agrees that this Agreement fully and finally releases and forever resolves the matters released and discharged in Section 4.1(a) and Section 4.1(b), respectively, including those which may be unknown, unanticipated and/or unsuspected. Each Party acknowledges that it or its agents may hereafter discover facts in addition to or different from those which they now know or believe to be true or exist with respect to the subject matters of the releases and covenants contained herein, but that it is their intention to hereby fully, finally and forever to settle and release all of the Released Claims, disputed and differences known or unknown, suspected or unsuspected, which now exist or may exist or heretofore have existed among the Parties to this Agreement and that such facts shall have no effect on such releases or covenants; in furtherance of such intention, they acknowledge that the releases and covenants contained herein shall be and remain in effect notwithstanding the subsequent discovery or existence of any such additional or different facts. Moreover, each Party acknowledges that it has considered the possibility that it may not now fully know the number and magnitude of all Released Claims which it has released hereby but agrees nonetheless to assume that risk and desire to release such unknown Released Claims.

CLOSING DELIVERIES
SECTION 1.1.VRLP’s and the General Partner’s Closing Deliveries. The General Partner shall deliver the following documents at or prior to Closing (each a “Veris Closing Document”, and, collectively, the “Veris Closing Documents”):
(a)An assignment and assumption of the REIT Interests in substantially the form of Exhibit A attached hereto (the “REIT Assignment”), duly executed by VRLP;
(b)An assignment and assumption of the Class B Units in substantially the form of Exhibit B attached hereto (the “Class B Unit Assignment”), duly executed by the General Partner;
(c)An indemnity agreement in substantially the form of Exhibit C attached hereto, duly executed by the indemnitees named therein (the “Indemnity Agreement”);
(d)An opinion of Seyfarth Shaw LLP, tax counsel to VRLP and the Partnership, regarding REIT matters, in substantially the form of Exhibit D attached hereto (the “Partnership REIT Requirements Opinion”) dated as of the Closing Date;

(e)A duly executed and sworn officer’s certificate from VRLP and the General Partner certifying that each of VRLP and the General Partner has taken all necessary action to authorize the execution, delivery and performance of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; and
(f)All other documents reasonably required to be delivered by VRLP and the General Partner on or prior to the Closing Date pursuant to this Agreement or to otherwise effect the transactions contemplated under this Agreement.
SECTION 1.2.Rockpoint Closing Deliveries. The REIT Owners and the Rockpoint Class B Preferred Holder, as applicable, shall deliver the following documents at or prior to Closing (each a “Rockpoint Closing Document”, and, collectively, the “Rockpoint Closing Documents”; and, together with the Veris Closing Documents, the “Closing Documents”):
(a)The REIT Assignment, duly executed by each REIT Owner;
(b)The Class B Unit Assignment, duly executed by the Rockpoint Class B Preferred Holder;
(c)The Indemnity Agreement, duly executed by Rockpoint Indemnitor;
(d)An opinion of Simpson, Thacher & Bartlett, LLP, tax counsel for the REIT Owners, in substantially the form of Exhibit E attached hereto, dated as of the Closing Date (the “Rockpoint REIT Opinion”);
(e)A duly executed and sworn officer’s certificate from each REIT Owner and the Rockpoint Class B Preferred Holder certifying that each REIT Owner and the Rockpoint Class B Preferred Holder has taken all necessary action to authorize the execution, delivery and performance of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(f)A written resignation of each of the RP Trustees from the board of trustees of the General Partner;
(g)A copy of the operating agreements and certificates of formation for each Rockpoint REIT and the Rockpoint Class A Preferred Holder, and, in the case of each certificate of formation, a copy of such certificate certified by the Delaware Secretary of State;
(h)Certificates of good standing for each Rockpoint REIT, the Rockpoint Class A Preferred Holder and the Rockpoint Class B Preferred Holder, in each case dated no earlier than fifteen (15) days prior to the date hereof, from the state of such entity’s organization;
(i)A duly completed and executed IRS Form W-9 of each of the REIT Owners and the Rockpoint Class B Preferred Holder; and
(j)All other documents reasonably required to be delivered by any REIT Owner, the Rockpoint Class A Preferred Holder or the Rockpoint Class B Preferred Holder on or prior to the Closing Date pursuant to this Agreement or to otherwise effect the transactions contemplated under this Agreement.

SECTION 1.3.Occurrence of Closing. The occurrence of the Closing shall constitute conclusive evidence that the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or waived.
ARTICLE V
TRANSFER TAXES; TRANSACTION COSTS
SECTION 1.1.Transfer Taxes; Transaction Costs.
(a)The Parties agree to comply with all real estate transfer tax laws applicable to the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, stamp, registration and other such transfer taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”), if any, incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by VRLP and the General Partner and/or the Partnership (after taking into account the transactions contemplated hereby) when due, and the Parties shall timely and consistently file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. VRLP and the General Partner shall indemnify Rockpoint and its respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which Rockpoint may sustain or incur as a result of the failure of VRLP, the General Partner or the Partnership to timely pay any of the Transfer Taxes. The provisions of this Section 6.1 shall survive the Closing indefinitely.
(b)Except with respect to Transfer Taxes and Eastdil’s fees payable pursuant to Section 8.2, all fees, costs and expenses (including attorney’s fees and fees of other professional advisors) incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs and expenses. The Parties agree that Section 11(f) of the Partnership Agreement or any other provision in the Partnership Agreement relating to the Partnership or any of its Affiliates being responsible for expenses incurred by Rockpoint shall not apply to the transactions contemplated by this Agreement or the Closing Documents, including, without limitation the Indemnity Agreement.
ARTICLE VI
COVENANTS
SECTION 1.1.Termination of Rights. By virtue of the transactions contemplated hereby, at the Closing, the Rockpoint Class B Preferred Holder shall cease to be a partner in the Partnership. Effective as of the Closing, except as expressly provided in this Agreement or the Indemnity Agreement, (a) the REIT Owners and the Rockpoint Class B Preferred Holder hereby acknowledge and agree that they shall cease to have any further right, title or interest of any nature whatsoever in, to, or under any of the Partnership or any Subsidiary Organizational Documents or the Partnership Agreement, and (b) the REIT Owners, the Rockpoint Class B Preferred Holder, VRLP, the General Partner and the Partnership hereby acknowledge and agree that they shall cease to have any further right, title or interest of any nature whatsoever in, to, or under any (as applicable) (i) other agreement between the REIT Owners, the Rockpoint Class A Preferred Holder or the Rockpoint Class B Preferred Holder, on the one hand, and VRLP, the General Partner or the Partnership and/or any of their Affiliates, on the other hand, including, without limitation, the Partnership Agreement, the Preferred Equity Investment Agreement, dated as of June 28, 2019, the Amended and Restated Recourse Agreement, dated as of June 28, 2019, the Amended and Restated Registration Rights Agreement, dated as of June 28, 2019, and the Amended and Restated Shareholders Agreement, dated as of June 28, 2019, (ii) any other commitment or obligation of VRLP, the General Partner or the Partnership or their Affiliates to the REIT Owners, the Rockpoint Class A Preferred Holder or the Rockpoint Class B Preferred

Holder or (iii) any other commitment or obligation of the REIT Owners, the Rockpoint Class A Preferred Holder or the Rockpoint Class B Preferred Holder or their Affiliates to VRLP, the General Partnership or the Partnership. Notwithstanding the foregoing to the contrary, those obligations set forth in (w) Sections 7 and 9 of the Partnership Agreement (to the extent relevant to the status of each Rockpoint REITs as a REIT and the manner of allocating gain from the sale or exchange of United States real property interests for purposes of Section 897(h)(1) of the Code, in each case with respect to any Pre-Closing Tax Period or Straddle Period) and Sections 11(e) and 11(g) of the Partnership Agreement, shall each continue as to the Target Companies with respect to all Pre-Closing Tax Periods and Straddle Periods, with the rights of either or both of the Rockpoint Preferred Holders (as defined in the Partnership Agreement) thereunder being vested in the REIT Owners following the Closing, (x) Section 8 of the Partnership Agreement shall continue with respect to the period following the Closing and through the end of the calendar year that includes the Closing as provided in Section 3.2(b) of this Agreement, (y) Section 19(c) of the Partnership Agreement and Article VII of each of the Preferred Equity Investment Agreements, to the extent relating to Sections 3.16(b) and 3.19 thereof and the first sentence of Section 5.09 thereof (containing certain representations and covenants relating to REIT requirements) shall continue in accordance with the terms set forth therein and (z) Sections 16 and 22 of the Partnership Agreement shall each continue in accordance with the terms set forth therein (clauses (w) through (z), collectively, the “Surviving Obligations”).
SECTION 1.2.Waivers and Consents. With respect to any restrictions on transfer, sale, assignment, conveyance, hypothecation, rights of refusal, preemptive right, and/or similar restrictions relating to the REIT Interests, the Class A Units and Class B Units contained in any of the governing or constituent documents of the Partnership or otherwise, in respect of the transactions contemplated under this Agreement (but excluding, for the avoidance of doubt, after Closing any such restrictions expressly set forth in this Agreement or in the Organizational Documents of each Rockpoint REIT), the parties hereto hereby waive, to the fullest extent permissible, such restrictions contained therein and the parties hereto hereby consent to the various sales and transfers contemplated by this Agreement.
ARTICLE VII
MISCELLANEOUS
SECTION 1.1.Exculpation.
(a)Notwithstanding anything to the contrary contained herein, VRLP’s, the General Partner’s and Partnership’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of VRLP, the General Partner and the Partnership, and the partners or members of VRLP, the General Partner and the Partnership assume no personal liability for any obligations entered into on behalf of VRLP, the General Partner and the Partnership, nor shall their individual assets be subject to any claims of any Person relating to such obligations.
(b)Notwithstanding anything to the contrary contained herein, other than Rockpoint Growth and Income Real Estate Fund II, L.P., a Delaware limited partnership (the “Rockpoint Indemnitor”) (solely in respect of its obligations under the Indemnity Agreement), Rockpoint’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Rockpoint and the partners or members of Rockpoint assume no personal liability for any obligations entered into on behalf of Rockpoint, nor shall their individual assets be subject to any claims of any Person relating to such obligations.
SECTION 1.2.Brokers.

(a)Rockpoint represents and warrants to VRLP and the General Partner that it has dealt with no broker, salesman, finder or similar intermediary with respect to this Agreement or the transactions contemplated hereby, other than Eastdil Secured Advisors LLC (together with its Affiliates, “Eastdil”). Rockpoint agrees to indemnify, protect, defend and hold VRLP and the General Partner harmless from and against all claims, losses, damages, Liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Rockpoint’s breach of the foregoing representation in this Section 8.2(a). The provisions of this Section 8.2(a) shall survive the Closing or any termination of this Agreement indefinitely.
(b)Each of VRLP and the General Partner represents and warrants to Rockpoint that it has dealt with no broker, salesman, finder or similar intermediary with respect to this Agreement or the transactions contemplated hereby, other than Eastdil. VRLP and the General Partner covenants and agree to pay all brokerage and other fees due and payable to Eastdil in connection with this Agreement and the transactions contemplated hereby pursuant to, and in accordance with, the terms of that certain Letter Agreement for Strategic Advisory Services, dated October 4, 2022, by and between Eastdil and the General Partner or any other agreement, arrangement or understanding entered into (or alleged to be entered into) by VRLP and the General Partner or their Affiliates with Eastdil with respect to the transactions contemplated by this Agreement. VRLP and the General Partner agree to indemnify, protect, defend and hold Rockpoint harmless from and against all claims, losses, damages, Liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from VRLP’s or the General Partner’s breach of the foregoing representations and covenants in this Section 8.2(b). The provisions of this Section 8.2(b) shall survive the Closing or any termination of this Agreement indefinitely.
SECTION 1.3.Press Releases. None of VRLP, the General Partner, the Partnership or Rockpoint may issue a press release with respect to this Agreement and the transactions contemplated hereby without prior written consent of the other parties hereto. The provisions of this Section 8.3 shall survive the Closing for a period of two (2) years.
SECTION 1.4.Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and, except for the Veris Releasees and Rockpoint Releasees pursuant to Section 4.1, nothing herein expressed or implied shall give or be construed to give to any Person or entity, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.
SECTION 1.5.Assignment. This Agreement may not be assigned by Rockpoint on the one hand, or VRLP, the General Partner or Partnership on the other hand, without the prior written consent of the other Party.
SECTION 1.6.Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.
SECTION 1.7.Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.
SECTION 1.8.Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, nationally recognized overnight courier service, (iii) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, or (iv) sent by electronic mail, as follows:
If to Rockpoint:    c/o Rockpoint Group L.L.C.
500 Boylston Street, Suite 2100
Boston, MA 02116
E-mail: jg@rockpoint.com
Attention: Joseph Goldman
and:    c/o Rockpoint Group L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
E-mail: ron@rockpoint.com
Attention: Ron Hoyl
with a copy to:    Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Email: gressa@stblaw.com; dcoen@stblaw.com
Attention: Greg Ressa and Davis Coen

If to VRLP or the General Partner:    c/o Veris Residential, Inc.
Harborside 3
210 Hudson Street, Suite 400
Jersey City, NJ 07311
Attention: Mahbod Nia and Taryn Fielder
Email: mnia@verisresidential.com and tfielder@verisresidential.com

with a copy to:    Seyfarth Shaw LLP
620 Eighth Avenue
New York, NY 10018
Attention: John Napoli and Blake Hornick
Email: jnapoli@seyfarth.com and bhornick@seyfarth.com

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section or in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day, and (ii) may be given either by a Party or by such Party’s attorneys. Any Party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days’ prior notice thereof to the other Parties.

SECTION 1.9.Entire Agreement. This Agreement, along with the Exhibits hereto contains all of the terms agreed upon between the Parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the Parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the Parties hereto.
SECTION 1.10.Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the REIT Owners or the Rockpoint Class B Preferred Holder or VRLP or the General Partner hereunder be waived, except by written agreement executed by the Party or Parties to be charged.
SECTION 1.11.No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
SECTION 1.12.Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of law.
SECTION 1.13.Submission to Jurisdiction. Each Party irrevocably submits to the jurisdiction of any United States Federal court sitting in New York County or New York State Court located in New York County or New York State located in New York County in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.
SECTION 1.14.Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
SECTION 1.15.Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
SECTION 1.16.Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures or other electronic means, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature or other electronic means.
SECTION 1.17.Construction. The Parties acknowledge that the Parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
SECTION 1.18.Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the day and year first above written.
REIT OWNERS:
ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C.,
a Delaware limited liability company

By:     /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President and Secretary

ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C.,
a Delaware limited liability company

By:     /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President and Secretary

ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C.,
a Delaware limited liability company

By:     /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President and Secretary
ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A, L.L.C.,
a Delaware limited liability company

By:     /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President and Secretary

ROCKPOINT CLASS B PREFERRED HOLDER:
RPIIA-RLB, L.L.C.,
a Delaware limited liability company

By:     /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Title: Vice President and Secretary

[Signatures continue on next page]

VERIS RESIDENTIAL, L.P.:
VERIS RESIDENTIAL, L.P.,
a Delaware limited partnership

By:    Veris Residential, Inc., a Maryland corporation, its general partner

By:     /s/ Taryn Fielder
Name: Taryn Fielder
Title: Executive Vice President, General Counsel and Secretary
GENERAL PARTNER:
VERIS RESIDENTIAL TRUST,
a Maryland real estate investment trust

By:     /s/ Taryn Fielder
Name: Taryn Fielder
Title: Executive Vice President, General Counsel and Secretary
SOLELY FOR PURPOSES OF ACKNOWLEDGING ITS OBLIGATIONS UNDER SECTIONS 2.2, 4.1(B) AND 7.1:
VERIS RESIDENTIAL PARTNERS, L.P.
VERIS RESIDENTIAL PARTNERS, L.P.,
a Delaware limited partnership

By:    Veris Residential, Inc., a Maryland corporation, its general partner

By:     /s/ Taryn Fielder
Name: Taryn Fielder
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT A

Form of REIT Assignment

Assignment and Assumption of Interests (REIT Interests)
ASSIGNMENT AND ASSUMPTION OF INTERESTS (this “Assignment”) dated as of July [•], 2023, by and among ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C., a Delaware limited liability company, ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C., a Delaware limited liability company, ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C., a Delaware limited liability company, and ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A, L.L.C., a Delaware limited liability company (each, an “Assignor”, and collectively, the “Assignors”) and VERIS RESIDENTIAL, L.P., a Delaware limited partnership (the “Assignee”).
Background
1.This Assignment is being executed and delivered pursuant to that certain REIT Interest and Partnership Interest Purchase Agreement dated as of July [•], 2023 (the “Purchase Agreement”) by and among (i) Assignee, (ii) Veris Residential Trust (f/k/a Roseland Residential Trust), a Maryland real estate investment trust (iii) Assignors, and (iv) RPIIA-RLB, L.L.C., a Delaware limited liability company (the “Rockpoint Class B Preferred Holder”).
2.Reference is hereby made to that certain Third Amended and Restated Limited Partnership Agreement of the Veris Residential Partners, L.P. (f/k/a Roseland Residential, L.P.), a Delaware limited partnership (the “Partnership”), dated as of June 28, 2019 (the “Partnership Agreement”), by and among (i) Assignee, (ii) the Rockpoint Class B Preferred Holder, (iii) RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company, (iv) Veris Residential, Inc. (f/k/a Mack-Cali Realty Corporation, a Maryland corporation), and (v) Veris Residential, L.P. (f/k/a Mack-Cali Realty, L.P., a Delaware limited partnership).
3.The Assignors collectively own one hundred percent (100%) of the direct or indirect outstanding common equity interests in each of the Rockpoint REITs (collectively, the “REIT Interests”), as set forth on Schedule I attached hereto.
4.Pursuant to the Purchase Agreement, Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell to Assignee, the REIT Interests.
5.All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement or Partnership Agreement, as applicable.
Assignment and Assumption
1.Assignment. In consideration of the REIT Purchase Price being paid and distributed pursuant to the terms of the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, each Assignor does hereby assign, transfer and set over unto Assignee, all of such Assignor’s right, title and interest in and to the applicable REIT Interests (the “Interests”), free and clear of all liens, encumbrances, pledges, security interests or charges of any kind or nature whatsoever (other than the obligations and restrictions set forth in the Organizational Documents), and, in each case, in accordance with the terms of the Purchase Agreement.

2.Assumption. Assignee hereby accepts the foregoing assignment and assumes all of Assignors’ duties and obligations with respect to the Interests (whether such duties and obligations arise under the relevant organizational documents of the Partnership or applicable law).
Purchase Agreement. The foregoing assignment and assumption is being made subject to the terms and conditions of the Purchase Agreement (including, without limitation, Section 2.3). Nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the obligations of the parties contained in the Purchase Agreement or the survival thereof.
3.Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.
4.Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of Delaware.
5.Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic means, including email (scanned pages) shall be effective as delivery of a manually executed original counterpart to this Assignment and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
[Signature Page Follows]

IN WITNESS WHEREOF, Assignors and Assignee have duly executed this instrument as of the day first above written.
ASSIGNORS:
ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C. ,
a Delaware limited liability company

By:
Name:
Title:

ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C. ,
a Delaware limited liability company

By:
Name:
Title:

ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C. ,
a Delaware limited liability company

By:
Name:
Title:

ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
VERIS RESIDENTIAL L.P.,
a Delaware limited partnership

[Signature Page to Assignment and Assumption of Interests]

By:
Name:
Title:

Schedule I

Assignor	REIT Interest Owned
ROCKPOINT GROWTH AND INCOME UPPER REIT AGGREGATOR II-A, L.L.C.	100% of the outstanding common equity interests in Rockpoint Growth and Income Upper REIT II-A, L.L.C.
ROCKPOINT GROWTH AND INCOME LOWER REIT AGGREGATOR II-A, L.L.C.	56.87817239% of the outstanding common equity interests in RPIIA-RLA, L.L.C.
ROCKPOINT GROWTH AND INCOME UPPER REIT UPSIZE AGGREGATOR II-A, L.L.C.	100% of the outstanding common equity interests in Rockpoint Growth and Income Upper REIT Upsize II-A, L.L.C.
ROCKPOINT GROWTH AND INCOME LOWER REIT UPSIZE AGGREGATOR II-A, L.L.C.	90.00662507% of the outstanding common equity interests in RPIIA-RLA Upsize, L.L.C.

•

EXHIBIT B

Form of Class B Unit Assignment

Assignment and Assumption of Interests (Class B Units)
ASSIGNMENT AND ASSUMPTION OF INTERESTS (this “Assignment”) dated as of July __ , 2023 by and among RPIIA-RLB, L.L.C., a Delaware limited liability company (the “Assignor”) and VERIS RESIDENTIAL TRUST (f/k/a ROSELAND RESIDENTIAL TRUST), a Maryland real estate investment trust (the “Assignee”).
Background
6.This Assignment is being executed and delivered pursuant to that certain REIT Interest and Partnership Interest Purchase Agreement dated as of July __ , 2023 (the “Purchase Agreement”) by and among (i) Assignee, (ii) Rockpoint Growth and Income Upper REIT Aggregator II-A, L.L.C., a Delaware limited liability company, Rockpoint Growth and Income Lower REIT Aggregator II-A, L.L.C., a Delaware limited liability company, Rockpoint Growth and Income Upper REIT Upsize Aggregator II-A, L.L.C., a Delaware limited liability company, and Rockpoint Growth and Income Lower REIT Upsize Aggregator II-A, L.L.C., a Delaware limited liability company, and (iii) Assignor.
7.Reference is hereby made to that certain Third Amended and Restated Limited Partnership Agreement of Veris Residential Partners, L.P. (f/k/a Roseland Residential, L.P.), a Delaware limited partnership (the “Partnership”), dated as of June 28, 2019 (the “Partnership Agreement”), by and among (i) the Assignee, (ii) Assignor, (iii) RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company, (iv) Veris Residential, Inc. (f/k/a Mack-Cali Realty Corporation, a Maryland corporation), and (v) Veris Residential, L.P. (f/k/a Mack-Cali Realty, L.P., a Delaware limited partnership).
8.The Assignor owns 3,000 Class B Preferred Partnership Units of the Partnership (the “Class B Units”).
9.Pursuant to the Purchase Agreement, the Assignee has agreed to purchase from Assignor, and the Assignor has agreed to sell to the Assignee, the Class B Units.
10.All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement or Partnership Agreement, as applicable.
Assignment and Assumption
11.Assignment. In consideration of the Class B Unit Purchase Price being paid and distributed pursuant to the terms of the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and sets over unto Assignee, all of Assignor’s right, title and interest in and to the Class B Units (the “Interests”), free and clear of all liens, encumbrances, pledges, security interests or charges of any kind or nature whatsoever (other than the obligations and restrictions set forth in the Organizational Documents) in accordance with the terms of the Purchase Agreement.
12.Assumption. Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s duties and obligations with respect to the Interests (whether such duties and obligations arise under the relevant organizational documents of the Partnership or applicable law).

13.Purchase Agreement. The foregoing assignment and assumption is being made subject to the terms and conditions of the Purchase Agreement (including, without limitation, Section 2.3). Nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the obligations of the parties contained in the Purchase Agreement or the survival thereof.
14.Withdrawal. Concurrent with the assignment described in paragraph 1 of this Assignment, the Assignor shall and does hereby withdraw from the Partnership as a partner of the Partnership, and shall thereupon cease to be a partner of the Partnership, and shall thereupon cease to have or exercise any right or power as a partner of the Partnership other than as set forth in Section 7.1 of the Purchase Agreement.
15.Continuation of the Partnership. The assignment of the Interests and the withdrawal of the Assignor as a partner of the Partnership shall not dissolve the Partnership and the business of the Partnership shall continue.
16.Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.
17.Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of Delaware.
18.Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic means, including email (scanned pages) shall be effective as delivery of a manually executed original counterpart to this Assignment and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the day first above written.
ASSIGNOR:
RPIIA-RLB, L.L.C., a Delaware limited liability company
By:
Name:
Title:

ASSIGNEE:
VERIS RESIDENTIAL TRUST, a Maryland real estate investment trust

By:
Name:
Title:
•

EXHIBIT C

Indemnity Agreement

INDEMNITY AGREEMENT
•THIS INDEMNITY AGREEMENT (this “Indemnity Agreement”) made as of the ____ day of July, 2023 by and among Rockpoint Growth and Income Real Estate Fund II, L.P., a Delaware limited partnership (“Indemnitor”); Veris Residential, Inc., a Maryland corporation (f/k/a Mack-Cali Realty Corporation) (“VRI”); Veris Residential, L.P., a Delaware limited partnership (f/k/a Mack-Cali Realty, L.P.) (“VRLP”); Mack-Cali Property Trust, a Maryland business trust (“MCPT”); and Veris Residential Trust, a Maryland real estate investment trust (f/k/a Roseland Residential Trust) (“VRT”, and together with VRLP, individually or collectively, as the conext requires, the “Purchaser”, and together with VRI, VRLP and MCPT, the “Indemnitees” and each, individually, an “Indemnitee”). Each of the Indemnitor and the Indemnitees is referred to herein individually as a “Party”, and collectively, as “Parties.”
W I T N E S S E T H:
WHEREAS, the VRT, RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company, as successor in interest to RPIIA-RLA, L.L.C., a Delaware limited liability company that has elected to be treated as a real estate investment trust for U.S. federal income tax purposes (“Rockpoint Class A Preferred Holder”), RPIIA-RLB, L.L.C., a Delaware limited liability company (“Rockpoint Class B Preferred Holder”), have entered into that certain Third Amended and Restated Limited Partnership Agreement of Veris Residential Partners, L.P. (f/k/a Roseland Residential, L.P.) (the “Partnership”), dated as of June 28, 2019 (such agreement, including any subsequent amendments thereto, the “LP Agreement”); and
WHEREAS, the Indemnitor is an affiliate of RPIIA-RLA, L.L.C., a Delaware limited liability company (“REIT I”), Rockpoint Growth and Income Upper REIT II-A, L.L.C. (“REIT II”), RPIIA-RLA Upsize, L.L.C. (“REIT III”) and Rockpoint Growth and Income Upper REIT Upsize II-A, L.L.C. (“REIT IV”), each a Delaware limited liability company that has elected to be treated as a real estate investment trust for U.S. federal income tax purposes (each of REIT I, REIT II, REIT III and REIT IV is referred to herein as a “REIT” and together, the “REITs”); and
WHEREAS, pursuant to that certain REIT Interest and Partnership Interest Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the VRLP, VRT, the REIT Owners (as defined in the Purchase Agreement) and the Rockpoint Class B Preferred Holder (the REIT Owners and the Rockpoint Class B Preferred Holder, in such capacity, individually, a “Seller” and collectively, the “Sellers”), (i) VRLP has agreed to acquire one hundred percent (100%) of the outstanding common equity interests of each REIT (with the sole exception of the common equity interests in a REIT owned by another REIT) (collectively, the “REIT Interests”), from the REIT Owners, (ii) VRT has agreed to acquire 3,000 Class B Preferred Partnership Units of the Partnership (the “Class B Units”) from the Rockpoint Class B Preferred Holder, and (iii) the REIT Owners and the Rockpoint Class B Preferred Holder have agreed to cause this Indemnity Agreement to be delivered to the Indemnitees;
WHEREAS, as a material inducement to VRLP’s acquiring the REIT Interests and to VRT’s acquiring the Class B Units (it being recognized and agreed by the Parties that VRLP and VRT would not otherwise acquire the REIT Interests or Class B Units, as applicable, but for Indemnitor’s entering into this Indemnity Agreement), the Indemnitor agrees to indemnify the Indemnitees as provided herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor and the Indemnitees hereby agree as follows:
1.Indemnity. Except as otherwise set forth herein (including but not limited to Sections 3(h), 3(i) and 3(j)), Indemnitor shall indemnify and hold harmless each of the Indemnitees, together with the officers, directors, employees, affiliates, successors and permitted assigns of the Indemnitees (collectively, the “Indemnitee Parties” and each, individually, an “Indemnitee Party”), in the event, and to the extent, that any of them shall incur any damage, loss, liability, claim, action, judgment, settlement, interest, award, penalty, fine, cost, U.S. tax, or other expense of any type or kind solely as a result of the failure of any of the specified matters (the “Specified Matters”) set forth in Section 2 of this Indemnity Agreement to be true and correct in any material respect as of the date of this Indemnity Agreement (a “Loss”), provided that indemnification in the event of a Loss that is a result of a failure of a Specified Matter set forth in Section 2(e) to be true and correct (i) shall be subject to the provisions of Section 4 hereof, (ii) shall be limited to U.S. taxes, interest, penalties, additions to tax, contest costs, and other reasonable professional fees and expenses and (iii) shall be paid by the Indemnitor on an after-tax basis, and provided further that indemnification for Losses shall not include (A) any incidental, consequential, special and indirect damages except to the extent such damages are actually incurred and were reasonably foreseeable, and (B) any punitive damages and damages based on any multiple of revenue or income unless, and only to the extent, actually awarded by a governmental authority or other third party.
2.Specified Matters. The Specified Matters referred to in Section 1 are as follows:
(a)Each REIT Owner, each REIT, the Rockpoint Class A Preferred Holder and the Rockpoint Class B Preferred Holder is a limited liability company duly organized, validly existing and in good standing under the Delaware Limited Liability Company Act, as amended. Indemnitor has all necessary limited partnership power and authority to enter into this Indemnity Agreement and to carry out its obligations hereunder. Indemnitor is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended. Indemnitor has all necessary right, power and authority to enter into this Indemnity Agreement, and to carry out its obligations hereunder. Each REIT Owner has all necessary right, power and authority to effectuate the sale of its interest in the REIT Interests to VRLP and the Rockpoint Class B Preferred Holder has all necessary right, power and authority to effectuate the sale of its interest in the Class B Units to VRT. The execution and delivery by Indemnitor of this Indemnity Agreement, the performance by Indemnitor of its obligations hereunder and the consummation by each REIT Owner of the sale of its interest in the REIT Interests and by the Rockpoint Class B Preferred Holder of its interest in the Class B Units as contemplated by the Purchase Agreement have been duly authorized by all requisite actions on the part of Indemnitor, the REIT Owners and the Rockpoint Class B Preferred Holder, as applicable. This Indemnity Agreement has been duly executed and delivered by the Indemnitor and constitutes a legal, valid and binding obligation thereof, enforceable against Indemnitor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each person signing this Indemnity Agreement on behalf of Indemnitor is authorized to do so.
(b)The execution, delivery and performance by Indemnitor of this Indemnity Agreement, and the consummation of the transactions contemplated hereby, does not and will not: (1) result in a violation or breach of any provision of the limited partnership agreement, certificate of incorporation, bylaws, certificate of formation, operating agreement, and/or any
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other formation, organizational or governing document, as applicable, of Indemnitor, any Seller, or any REIT; (2) result in a violation or breach of any provision of any law or governmental order applicable to Indemnitor, any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder or any REIT; or (3) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Indemnitor, any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder, or any REIT is a party, except in the cases of this clause (3) or clause (2) above, where the violation, breach, conflict, default, acceleration or failure to give notice, obtain consent or take other action would not have a material adverse effect on such Indemnitor’s, any REIT Owner’s, the Rockpoint Class B Preferred Holder’s, or REIT’s ability to consummate the transactions contemplated by the Purchase Agreement, and except, in the case of clause (3) above, for any consents, notices or actions that have been or will be duly and timely obtained, given or taken as required. No consent, approval, permit, governmental order, declaration or filing with, or notice to any governmental authority is required by or with respect to Indemnitor in connection with the execution and delivery of this Indemnity Agreement and the consummation of the transactions contemplated by the Purchase Agreement other than any that have been or will be duly and timely obtained, received, made or filed as required.
(c)Each REIT Owner has exclusive legal title to, is the sole owner of, and has the unrestricted power, right and authority to sell, convey, transfer, assign and deliver its interest in the REIT Interests free and clear of all encumbrances of any kind or nature. The Rockpoint Class B Preferred Holder has exclusive legal title to, is the sole owner of, and has the unrestricted power, right and authority to sell, convey, transfer, assign and deliver its interest in the Class B Units free and clear of all encumbrances of any kind or nature. Following the acquisition by VRLP of the REIT Interests as contemplated by the Purchase Agreement, VRLP shall have legal title to, and shall be the exclusive legal and equitable owner of, the REIT Interests free and clear of all encumbrances of any kind or nature (other than any encumbrances arising from acts of the VRLP or any other Indemnitee or as set forth in the Organizational Documents (as defined in the Purchase Agreement) of the REITs). Following the acquisition by VRT of the Class B Units as contemplated by the Purchase Agreement, VRT shall have legal title to, and shall be the exclusive legal and equitable owner of, such Class B Units free and clear of all encumbrances of any kind or nature (other than any encumbrances arising from acts of the VRT or any other Indemnitee or as set forth in the Partnership Agreement).
(d)Other than as expressly set forth in the Transaction Documents (as defined in the LP Agreement) or the Purchase Agreement (including the schedules thereto), as of the date hereof, each REIT and the Rockpoint Class A Preferred Holder has (i) no material indebtedness or other material liabilities including material contingent liabilities, (ii) in the case of REIT I and REIT III, no material assets other than ownership of a membership interest in Rockpoint Class A Preferred Holder and (iii) in the case of REIT II and REIT IV, ownership of an interest in REIT I and REIT III, respectively (it being understood that any obligation to return or restore an amount pursuant to Section 9(d) of the LP Agreement shall not be a Specified Matter giving rise to indemnity under this Agreement).
(e)Except as may result from (i) an action expressly permitted in the Purchase Agreement or the Transaction Documents, or (ii) any action taken by or at the written request of Indemnitees or their affiliates, each REIT (A) has never been classified as an association taxable as a corporation (other than a corporation that has elected to be treated as a real estate investment trust within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)) for U.S. federal income tax purposes, (B) was eligible to make and timely made an election to be taxed as a real estate investment trust within the meaning of the Code, (C) other than during any period in which it was a disregarded entity or partnership for U.S. federal income tax purposes, for each year of its existence, beginning with its first taxable
7

year, has qualified as a real estate investment trust within the meaning of the Code, (D) has operated in such a manner as to qualify as a real estate investment trust within the meaning of the Code for each such year and through the effective date of the applicable Seller’s sale of its interest in the REIT Interests to VRLP as contemplated herein and in the Purchase Agreement, and (E) has not taken, omitted to take, or permitted or suffered to be taken any action which would cause such REIT to fail to qualify as a real estate investment trust within the meaning of the Code.
(f)Each of Indemnitor, each REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder, and each REIT has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to outside third parties (which, for the avoidance of doubt, shall not be deemed to include internal communications or privileged or confidential communications with counsel, accountants, financial advisors or other consultants, advisors, representatives or agents of any of the Indemnitor, any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder or any REIT or similar parties acting for or on behalf of the Indemnitor or any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder or REIT) its inability to pay its debts generally as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(g)There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, notice of violations, proceedings, litigations, tax audits, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (each, an “Action”) pending or, to Seller’s knowledge, threatened in writing against Indemnitor, any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder, or any REIT (or an affiliate of Indemnitor, any REIT Owner, the Rockpoint Class A Preferred Holder, the Rockpoint Class B Preferred Holder, or any REIT) that would have a material adverse effect on any REIT or the Rockpoint Class A Preferred Holder or on Indemnitor’s ability to satisfy its obligations pursuant to this Indemnity Agreement, or on any REIT Owner’s ability to sell its interest in the REIT Interests or on the Rockpoint Class B Preferred Holder’s ability to sell its interest in the Class B Units, in each case, as contemplated by the Purchase Agreement. To the knowledge of Indemnitor, no event has occurred and no circumstances exist that would be reasonably likely to give rise to, or serve as a basis for, any such Action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or adversely affecting any REIT or the Rockpoint Class A Preferred Holder or that would otherwise prevent Indemnitor from being able to perform its obligations under this Indemnity Agreement or prevent any REIT Owner from being able to sell its interest in the REIT Interests to VRLP or prevent the Rockpoint Class B Preferred Holder from being able to sell its interest in the B Units.
3.Contests.
(a)If the Purchaser, any other Indemnitee or any affiliate thereof receives any written notice of a pending or threatened audit, investigation, inquiry, assessment, proposed adjustment, notice of deficiency, litigation, contest or other dispute that could result in a Loss for which the Indemnitor is obligated to indemnify an Indemnitee under this Indemnity Agreement (a “Claim”), the applicable Purchaser agrees promptly to notify the Indemnitor in writing of such Claim.
(b)Upon written notice from the Indemnitor to the Purchaser within fifteen (15) days after receipt by Indemnitor of the notice referred to in Section 3(a), the Indemnitor or
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its designee shall have the sole right to represent the REITs or the Rockpoint Class A Preferred Holder in the applicable Claim at the expense of the Indemnitor, with counsel selected by the Indemnitor and in the forum selected by the Indemnitor; provided that in the case of a Claim in respect of Section 2(e), the Indemnitor or its designee shall be entitled so to represent the REITs only in a controversy with the Internal Revenue Service (the “IRS”) for a taxable period ending on or before or that includes the date of Purchaser’s acquisition of the REIT Interests pursuant to the LP Agreement (the “Purchase Date”); provided that the VRLP or its designee shall be entitled to assume such representation if upon VRLP’s request the Indemnitor is not able to demonstrate to VRLP’s reasonable satisfaction that the Indemnitor has the financial capability to satisfy its obligations hereunder with respect to the applicable Claim. Notwithstanding the foregoing, the Indemnitor shall not be entitled to settle any controversy so conducted by the Indemnitor without the prior written consent of the applicable Purchaser (not unreasonably to be withheld, delayed or conditioned) if such settlement could (i) adversely affect the tax status or liability of any REIT, any Indemnitee or any affiliate thereof for any taxable period commencing on or after or that includes the Purchase Date or (ii) reasonably be expected to result in a Loss to an Indemnitee for which such Indemnitee would not be indemnified under this Indemnity Agreement.
(c)The Purchaser or its designee shall contest any Claim not contested by the Indemnitor or its designee pursuant to Section 3(b), in good faith at the expense of the Indemnitor (such expenses, including reasonable legal, accounting and investigatory fees and costs, to be paid currently by the Indemnitor), with counsel selected by the Purchaser and in the forum selected by the Purchaser upon written request therefor from the Indemnitor to the Purchaser within thirty (30) days after receipt by the Indemnitor of the notice referred to in Section 3(a) accompanied by proof reasonably satisfactory to the Purchaser that the Indemnitor has the financial capability to satisfy its obligations hereunder with respect to the applicable Claim along with an opinion in form and substance reasonably satisfactory to Purchaser of independent tax counsel or accountants of recognized standing reasonably satisfactory to the Purchaser to the effect that there is substantial authority for the position that the Purchaser seeks to take in the contest of such Claim, provided that (i) the Purchaser shall not be required to pursue any appeal of a judicial decision under this Section 3(c) unless timely so requested in writing by Indemnitor and shall not be obligated to contest any Claim in the U. S. Supreme Court, and (ii) the Indemnitor shall advance to the Purchaser on an interest free basis sufficient funds to pay the applicable tax, interest, penalties and additions to tax to the extent necessary for the contest to proceed in the forum selected by the Purchaser. VRLP shall have the sole right to represent the REITs in any controversy with the IRS that does not constitute a Claim or that is solely with respect to taxable periods beginning after the Purchase Date and to employ counsel of its choice at its expense. The Purchaser shall (except to the extent provided in Section 3(d)) have full control over the conduct of any contest under this Section 3(c) but shall keep the Indemnitor informed as to the progress of such contest, shall provide the Indemnitor with all documents and information related to such contest reasonably requested in writing by the Indemnitor (other than tax returns (except for (i) separate company tax returns of any or all REITS or (ii) portions of tax returns that include but are not limited to any or all REITS or information therefrom compiled by the Purchaser) and other confidential information), and shall consider in good faith any suggestions made by the Indemnitor as to the conduct of such contest. Neither the Purchaser nor any REIT or any Indemnitee shall waive or extend the statute of limitations with respect to any taxable year of any REIT ending on or before or that includes the Purchase Date without the prior written consent of the Indemnitor (not unreasonably to be withheld, delayed or conditioned).
(d)Purchaser shall advise Indemnitor in writing of any settlement offer made by the IRS with respect to a controversy being contested pursuant to Section 3(c). Purchaser shall not be entitled to settle or compromise, either administratively or after the commencement of litigation, any controversy conducted by it pursuant to Section 3(c) without the prior written
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consent of the Indemnitor (not unreasonably to be withheld, delayed or conditioned) if such settlement or compromise (i) would give rise to an obligation of Indemnitor to indemnify an Indemnitee under this Indemnity Agreement (unless Purchaser waives payment of such indemnity) or (ii) could adversely affect the liability of Indemnitor or any direct or indirect owner of Indemnitor for taxes. If the Indemnitor requests in writing that the Purchaser accept a settlement or compromise offer (other than a settlement or compromise offer that would adversely affect the status of any Indemnitee or any affiliate (other than the REITs) as a real estate investment trust for Federal income tax purposes or a settlement or compromise offer conditioned upon agreement with respect to any matter not indemnified against by Indemnitor under this Indemnity Agreement), the Purchaser shall either accept such settlement offer or agree with the Indemnitor that the liability of the Indemnitor with respect to such Claim under this Indemnity Agreement shall be limited to an amount calculated on the basis of such settlement offer.
(e)Indemnitor shall pay any indemnity amount due under this Indemnity Agreement in respect of a Claim that is contested as set forth in Section 3(b) or 3(c), and Purchaser shall refund to Indemnitor any amount advanced by Indemnitor pursuant to clause (ii) of the proviso to the first sentence of Section 3(c) in excess of the portion thereof due to Purchaser under this Indemnity Agreement, within fifteen (15) Business Days (as defined in the LP Agreement) after the earlier of (i) a decision, judgment, decree or other order by any court of competent jurisdiction which has become final and is not appealed pursuant to this Indemnity Agreement, or (ii) entry into a closing agreement or other settlement agreement or compromise in connection with an administrative or judicial proceeding. Indemnitor shall pay any indemnity amount due under this Indemnity Agreement in respect of a Claim other than a Claim that is contested as set forth in Section 3(b) or 3(c) within fifteen (15) Business Days (as defined in the LP Agreement) after written demand therefor by the Purchaser accompanied by reasonable evidence of the liability for and amount of the indemnity. Late payments shall bear interest at the rate of eighteen percent (18%) per annum compounded monthly (or if less, the highest rate allowed by law).
(f)Except as provided above, the Purchaser and the other Indemnitees shall have full control over any decisions in respect of contesting or not contesting any tax matter and may pursue or not pursue administrative and/or judicial remedies and conduct any contest in any manner as they may determine, in each case in their sole and absolute discretion.
(g)The Parties shall use commercially reasonable efforts to mitigate any Loss, including by availing the REITs at the expense of the Indemnitor of the mitigation provisions available to real estate investment trusts under the Code.
(h)Notwithstanding anything herein to the contrary, under no circumstances shall the Indemnitor be liable for any Loss: (i) incurred by any Person (as defined in the LP Agreement) other than the REITs after the earlier of (A) the day immediately prior to the last day of the calendar quarter that includes the Purchase Date or (B) the last day of the tax year of the REITs that includes the Purchase Date (regardless of when during the Survival Period such taxes are assessed by the IRS) (it being understood that any tax arising from a failure to comply with Section 856(c)(4) of the Code in any quarter is incurred no sooner than the last day of the applicable quarter); or (ii) incurred by any or all of the REITs that results from a transaction (including a transaction deemed to occur for income tax purposes) that occurs after the date which is six (6) months following the Purchase Date (regardless of when during the Survival Period such taxes are assessed by the IRS); provided, however, that Indemnitor’s liability for any Loss relating to taxes shall be determined by reference to, and shall not exceed, the RP REITs’ Tax Liability Limitation (as hereinafter defined). For purposes of this Agreement, the term “RP REITs’ Tax Liability Limitation” (1) with respect to REIT I and REIT II shall mean the tax liabilities of the REITs that would have resulted had REIT I sold its assets on the Purchase Date
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for the value used to determine the Purchase Payments (as defined in the LP Agreement) under the LP Agreement (such maximum tax liabilities to be determined (x) for the sake of clarity, taking into account any additional tax arising from such sale resulting from the actual failure of either or both such REITs to qualify as a real estate investment trust within the meaning of Section 856 of the Code on or prior to the Purchase Date, and (y) without giving effect to any items of deduction or credits unrelated to such deemed sales that either or both REITs would have had available to reduce their tax liabilities resulting from such sales), and (2) with respect to REIT III and REIT IV, shall mean the same as such term is defined in clause (1), but substituting “REIT III” for “REIT I” where used therein.
(i)Notwithstanding anything contained herein to the contrary, no Specified Matter shall be treated as failing to be true and correct, and therefore no such Specified Matter shall be the basis for indemnification under this Indemnity Agreement, to the extent any failure of such Specified Matter to be true and correct is the result of a breach by the VRT, VRLP, the Partnership or any Indemnitee of any representation, warranty or covenant in the Purchase Agreement, any Closing Documents (as defined in the Purchase Agreement) or any Transaction Document, including any failure by the Partnership to operate in accordance with the REIT Requirements (as defined in the LP Agreement), or as a result of any Event of Default (as defined in the LP Agreement).
(j)The amount for which Indemnitor is otherwise liable hereunder shall be reduced by reason of any liability that it would not have incurred but for an Event of Default having occurred.
4.R&W Insurance Policy.
(a)Notwithstanding anything to the contrary in this Agreement, (i) the Indemnitee Parties shall be required to first bring a timely claim under the R&W Insurance Policy and exhaust all remedies thereunder prior to bringing any claim against Indemnitor for indemnification under this Agreement, (ii) any Loss subject to indemnification pursuant to Section 1 (an “Indemnifiable Loss”) shall be calculated net of any Insurance Proceeds, and (iii) in no event shall any Indemnitee Party be entitled to indemnification under this Agreement with respect to any Indemnifiable Loss for which it has received Insurance Proceeds. In furtherance thereof, if an Indemnitee Party receives a payment required by this Agreement from Indemnitor in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds with respect to such Indemnifiable Loss, then the Indemnitee shall pay to the Indemnitor an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.
(b)Each party acknowledges that the indemnification provisions hereof do not relieve any insurer who would otherwise be obligated to pay any claim to pay such claim. No provider of any R&W Insurance Policy shall have any subrogation right, entitlement of privilege, or other recourse whatsoever against the Indemnitor pursuant to this Agreement.
(c)As used herein, (i) “R&W Insurance Policy” shall mean that certain buyers representations and warranties insurance policy issued by GAIG with respect to the transactions contemplated by the Purchase Agreement, and (ii) “Insurance Proceeds” shall mean those monies paid by the insurance carrier under the R&W Insurance Policy on behalf of the insured plus any amounts which would have been paid but for the applicable deductible or retention under the R&W Insurance Policy.
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5.Entire Agreement. This Indemnity Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among the Parties with respect to the subject matter hereof.
6.Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. The validity, interpretation and enforcement of this Indemnity Agreement shall be governed by the laws of the State of New York without regard to its principles of conflicts of law. Each Party hereby submits to the exclusive jurisdiction of any United States Federal court sitting in New York County or New York State Court located in New York County in any action or proceeding arising out of or relating to this Indemnity Agreement. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, A TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS INDEMNITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
7.Amendments. This Indemnity Agreement shall not be modified, altered, supplemented or amended, except pursuant to a written agreement executed and delivered by all of the Parties.
8.Notices. Any notice, demand or request may be given in writing by email transmission to the Party for whom it is intended, or (a) by registered or certified mail (return receipt requested and postage prepaid), (b) by a nationally recognized overnight courier providing for signed receipt of delivery, or (c) by facsimile, with delivery confirmed by the sender and followed by copy sent by nationally recognized overnight courier providing for signed receipt of delivery, in each case at the following address, or such other address as may be designated in writing by notice given in accordance with this Section 7:
If to any Indemnitee:    c/o Veris Residential, Inc.
Harborside 3
210 Hudson Street, Suite 400
Jersey City, NJ 07311
Attention: Mahbod Nia and Taryn Fielder
Email: mnia@verisresidential.com and tfielder@verisresidential.com
with a copy to:    Seyfarth Shaw LLP
620 Eighth Avenue
New York, NY 10018
Attention: John Napoli and Blake Hornick
Email: jnapoli@seyfarth.com and bhornick@seyfarth.com
If to Indemnitor:    c/o Rockpoint Group L.L.C.
500 Boylston Street, Suite 2100
Boston, MA 02116
E-mail: jg@rockpoint.com
Attention: Joseph Goldman
and
c/o Rockpoint Group L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
E-mail: ron@rockpoint.com
Attention: Ron Hoyl
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with a copy to:    Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Email: gressa@stblaw.com; dcoen@stblaw.com
Attention: Greg Ressa and Davis Coen

All notices (i) shall be deemed to have been delivered on the date that the same shall have been actually delivered in accordance with the provisions of this Section 7 and (ii) may be delivered either by a Party or by such Party’s attorneys. Any Party may, from time to time, specify as its address for purposes of this Indemnity Agreement any other address upon the giving of ten (10) days’ written notice thereof to the other Parties.
9.Term. The term of this Indemnity Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days (the “Survival Period”).
10.Counterparts. This Indemnity Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Delivery of such counterpart signature pages may be effectuated by email pursuant to Section 7.
11.Severability. If any provision of this Indemnity Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Indemnity Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Indemnity Agreement, and the remaining provisions of this Indemnity Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Indemnity Agreement, unless such continued effectiveness of this Indemnity Agreement, as modified, would be contrary to the basic understandings and intentions of the Parties as expressed herein.
12.Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Indemnity Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
13.Third Party Beneficiaries. None of the provisions of this Indemnity Agreement shall be for the benefit of or enforceable by any person not a party hereto, provided, however, that notwithstanding the foregoing, those Indemnitee Parties who are not parties to this Indemnity Agreement are third party beneficiaries hereof, it being agreed to and understood that such Indemnitee Parties shall have the right to be indemnified by Indemnitor pursuant to the terms of this Indemnity Agreement (and shall have the right to enforce this Indemnity Agreement against Indemnitor) as if such Indemnitee Parties were parties hereto.
14.Successors and Assigns. This Indemnity Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns, provided, however, that Indemnitor shall not be entitled to assign its obligations pursuant to this Indemnity Agreement without the express written consent of the Indemnitees (which consent shall not be unreasonably withheld).
15.Sole Remedy. Notwithstanding anything to the contrary in this Indemnity Agreement, the indemnification provided for in this Indemnity Agreement shall be the sole and exclusive remedy of the Purchaser for the failure of any of the Specified Matters set forth in Section 2 to be true and correct in any material respect as of the date of this Indemnity
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Agreement (taking into account the proviso to the lead in sentence of Section 2) or with respect to any other matter with respect to which indemnification of the Purchaser is contemplated by this Indemnity Agreement.
[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have duly executed this Indemnity Agreement as of the date first written above.
INDEMNITOR
ROCKPOINT GROWTH AND INCOME REAL ESTATE FUND II, L.P., a Delaware limited partnership
By: ROCKPOINT GROWTH AND INCOME REAL ESTATE FUND II GP, L.L.C., a Delaware limited liability company, its general partner
By
Name:
Title:

[Signatures continue on next page]
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INDEMNITEES
VERIS RESIDENTIAL, INC., a Maryland corporation

By:
Name:
Title:
VERIS RESIDENTIAL, L.P., a Delaware limited partnership
By:    Veris Residential, Inc., a Maryland corporation, its general partner

By:
Name:
Title:
MACK-CALI PROPERTY TRUST, a Maryland real estate investment trust

By:
Name:
Title:
VERIS RESIDENTIAL TRUST, a Maryland real estate investment trust

By:
Name:
Title:

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